Exhibit 10.11

CHESAPEAKE ESCROW ISSUER LLC
AND EACH OF THE GUARANTORS PARTY HERETO
5.500% SENIOR NOTES DUE 2026
5.875% SENIOR NOTES DUE 2029
__________________________________________________________________
INDENTURE
Dated as of February 5, 2021
_________________________________________________________________
DEUTSCHE BANK TRUST COMPANY AMERICAS
Trustee
_______________________________________________________________

i

EXHIBITS

Exhibit A-1	FORM OF 2026 NOTE
Exhibit A-II	FORM OF 2029 NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF SUPPLEMENTAL INDENTURE
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY THE PERMANENT ISSUER AND THE INITIAL GUARANTORS ON THE COMPLETION DATE
Exhibit F	FORM OF SPECIAL MANDATORY REDEMPTION NOTICE

INDENTURE dated as of February 5, 2021, among Chesapeake Escrow Issuer LLC, a Delaware limited liability company (the “Escrow Issuer” and, prior to the Completion Date (as defined herein), the “Issuer”), the Guarantors party hereto from time to time (as defined herein) and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (in such capacity, the “Trustee”).
WHEREAS, on the Completion Date, the Escrow Issuer will merge with and into Chesapeake Energy Corporation, an Oklahoma corporation, (the “Permanent Issuer”) with the Permanent Issuer as the surviving corporation and the Permanent Issuer will assume the Notes (as defined herein) offered hereby and the obligations of Escrow Issuer under the Notes and this Indenture;
WHEREAS, from and after the Completion Date, references to the “Company” or the “Issuer” shall refer to the Permanent Issuer and not any of its Subsidiaries; and
WHEREAS, from and after the Completion Date, the Notes will be guaranteed by all of the Permanent Issuer’s Subsidiaries (as defined herein) that are guarantors under the Credit Agreement (as defined herein) or otherwise as required under this Indenture, in each case that executes a supplemental indenture in the form attached hereto as Exhibit D or Exhibit E, as applicable;
NOW THEREFORE, the Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 5.500% Senior Notes due 2026 (the “2026 Notes”) and of the 5.875% Senior Notes due 2029 (the “2029 Notes”, together with the 2026 Notes, the “Notes”):
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01    Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A-I or Exhibit A-II hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 144A.
“2026 Applicable Premium” means, with respect to any 2026 Note on any redemption date, the greater of:
(1)    1.0% of the principal amount of the 2026 Note; or
(2)    the excess of:
(a) the present value at such redemption date of (i) the redemption price of the 2026 Note at February 5, 2023 (such redemption price being set forth in the table appearing in Section 3.07 hereof) plus (ii) all required interest payments due on the 2026 Note through February 5, 2023 (in each case excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the 2026 Treasury Rate as of such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months), over
(b) the principal amount of the 2026 Note.
“2026 Notes” has the meaning assigned to it in the recitals of this Indenture.
“2026 Treasury Rate” means, in respect of any redemption date for the 2026 Notes, the yield to maturity as of the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 5, 2023; provided, however, that if the period from the redemption date to February 5, 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (1) calculate the 2026 Treasury Rate on the second Business Day preceding the applicable redemption date and (2) prior to such redemption date file with the trustee an Officers’ Certificate setting forth the 2026 Applicable Premium and the 2026 Treasury Rate and showing the calculation of each in reasonable detail.
“2029 Applicable Premium” means, with respect to any 2029 Note on any redemption date, the greater of:
(1)    1.0% of the principal amount of the 2029 Note; or
(2)    the excess of:
(a) the present value at such redemption date of (i) the redemption price of the 2029 Note at February 5, 2024 (such redemption price being set forth in the table appearing in Section 3.07 hereof) plus (ii) all required interest payments due on the 2029 Note through February 5, 2024 (in each case excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the 2029 Treasury Rate as of such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months), over
(b)    the principal amount of the 2029 Note.
“2029 Notes” has the meaning assigned to it in the recitals of this Indenture.
“2029 Treasury Rate” means, in respect of any redemption date for the 2029 Notes, the yield to maturity as of the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 5, 2024; provided, however, that if the period from the redemption date to February 5, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (1) calculate the 2029 Treasury Rate on the second Business Day preceding the applicable redemption date and (2) prior to such redemption date file with the trustee an Officers’ Certificate setting forth the 2019 Applicable Premium and the 2029 Treasury Rate and showing the calculation of each in reasonable detail.
“Acquired Debt” means, with respect to any specified Person:
(1)    Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and
(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Additional Notes” means additional Notes (other than the Initial Notes) of any series issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.
“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination,
(a)    the sum of:
(i)    the discounted future net revenues from proved oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which a reserve report is available, or at the Company’s option, the Company’s most recently completed fiscal quarter for which a reserve report is available, in each case, which reserve report is prepared or audited by independent petroleum engineers or, with respect to proved oil and natural gas reserves not exceeding 20% of the volume of the proved oil and natural gas reserves of the Company and its Restricted Subsidiaries, the Company’s petroleum engineers (it being understood that with respect to no less than 80% of the volume of the proved oil and natural gas reserves of the Company and its Restricted Subsidiaries, such reserve report shall have been prepared or audited by independent petroleum engineers), as increased by, as of the date of determination, the estimated discounted future net revenues from:
(A)    estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries acquired since the date of such year-end or quarterly reserve report, as applicable; and
(B)    estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions,

discoveries and other additions and upward revisions of estimates of proved oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date of such year-end or quarterly reserve report, as applicable, due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, and decreased by, as of the date of determination, the discounted future net revenue attributable to:
(C)    estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such year-end or quarterly reserve report, as applicable; and
(D)    reductions in estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report attributable to downward revisions of estimates of proved oil and natural gas reserves since such year- or quarter-end, as applicable, due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions;
in the case of the preceding clauses (A) through (D), calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year-end or quarterly reserve report, as applicable) and estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;
(ii)    the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and natural gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available;
(iii)    the Consolidated Net Working Capital of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available; and
(iv)    the greater of:
(A)    the net book value and
(B)    the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries)

in each case, of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the date of the Company’s most recent quarterly or annual period for which internal financial statements are available; provided that if no such appraisal has been performed, the Company shall not be required to obtain such an appraisal and only clause (a)(iv)(A) of this definition shall apply, minus, to the extent not otherwise taken into account in this clause (a),
(b)    the sum of
(i)    minority interests;
(ii)    any net gas balancing liabilities of the Company and its Restricted Subsidiaries as of the last day of the Company’s most recent annual or quarterly period for which internal financial statements are available;
(iii)    to the extent included in clause (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end or quarterly reserve report, as applicable), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and
(iv)    the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.
If the Company changes its method of accounting from the successful efforts method to the full costs method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the successful efforts method of accounting. For the avoidance of doubt, “oil and gas reserves” shall include any reserves attributable to natural gas liquids.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agent” means any Registrar or Paying Agent.
“Applicable Premium” means, with respect to the 2026 Notes, the 2026 Applicable Premium, and with respect to the 2029 Notes, the 2029 Applicable Premium.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
“Asset Sale” means:
(1)    the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of the Company’s Restricted Subsidiaries (including, without limitation, Production Payments and Reserve Sales); provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole will be governed by Section 4.15 and/or by Section 5.01 and not by the provisions of Section 4.10; and
(2)    the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Subsidiaries.
Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
(1)    any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $50.0 million; provided that the Fair Market Value of all transactions excluded pursuant to this subclause (1) shall not exceed $200.0 million in the aggregate in any calendar year;
(2)    a transfer of assets between or among the Company and its Restricted Subsidiaries;
(3)    an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;
(4)    the sale, lease or other transfer of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);
(5)    licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property, including seismic data and interpretations thereof, in the ordinary course of business;
(6)    any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;
(7)    the granting of Liens not prohibited by Section 4.12 and dispositions in connection with Permitted Liens;

(8)    the sale or other disposition of cash, Cash Equivalents or other financial instruments;
(9)    a Restricted Payment (or payment or transfer that would be a Restricted Payment but for an exception to the definition thereof) that does not violate Section 4.07 or a Permitted Investment;
(10)    sale or other disposition of Hydrocarbons or other mineral products in the ordinary course of business;
(11)    an Asset Swap;
(12)    dispositions of crude oil and natural gas properties, provided that at the time of any such disposition such properties do not have associated with them any proved reserves;
(13)    any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;
(14)    the abandonment, farmout, lease or sublease of developed or undeveloped Oil and Gas Properties in the ordinary course of business or which are usual and customary in the Oil and Gas Business generally or in the geographic region in which such activities occur, including pursuant to any agreement or arrangement described in the definition of Permitted Business Investments;
(15)    any sale or other disposition of Equity Interests in or Indebtedness of an Unrestricted Subsidiary; and
(16)    the early termination or unwinding of any Hedging Obligations.
“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Oil and Gas Business between the Company or any of its Restricted Subsidiaries and another Person; provided, that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided further that any net cash received must be applied in accordance with Section 4.10 if then in effect.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)    with respect to a limited liability company, the board of managers thereof, or if there is no such board, the managing member or members or any controlling committee of managing members thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Borrowing Base” means, with respect to borrowings under the Credit Agreement and any amendment to and/or modification or replacement of the foregoing in the form of a reserve-based borrowing base credit facility, in each case with lenders that include commercial banks, the maximum amount determined or re-determined by the lenders thereunder as the aggregate lending value to be ascribed to the Oil and Gas Properties and other assets of the Company and its Restricted Subsidiaries against which such lenders are prepared to provide loans, letters of credit or other Indebtedness to the credit parties, using customary practices and standards for determining reserve-based borrowing base loans and which are generally applied to borrowers in the Oil and Gas Business by commercial lenders, as determined annually and/or on such other occasions as may be required or provided for therein.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in Houston, Texas, New York, New York or another place of payment are authorized or required by law to close.

“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means:
(1)    United States dollars;
(2)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;
(3)    certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the United States, in each case having combined capital and surplus of at least $250.0 million and a Thomson BankWatch rating of “B” or better;
(4)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)    commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition; and
(6)    money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.
“Change of Control” means, with respect to any series of Notes, the occurrence of any of the following:
(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person, other than one or more Permitted Holders or a Parent Entity or a Restricted Subsidiary (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) and any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) is or becomes the “beneficial owner” (as so defined) of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be; provided that so long as the Company is a Subsidiary of any Parent Entity, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Company unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity), which occurrence is followed by a Rating Decline with respect to such series within 60 days thereafter;
(2)    the adoption of a plan relating to the liquidation or dissolution of the Company; or
(3)    the consummation of any transaction (including any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)), other than one or more Permitted Holders or a Parent Entity, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, units or the like, which occurrence is followed by a Rating Decline with respect to such series within 60 days thereafter; provided that so long as the Company is a Subsidiary of any Parent Entity, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Company unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity).
Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s Parent Entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such Parent Entity having a majority of the aggregate votes on the board of directors (or similar body) of such Parent Entity and (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner. Notwithstanding anything to the contrary, in no event shall a Change of Control be deemed to occur as a result of or in connection with the Transactions.
“Clearstream” means Clearstream Banking S.A.
“Code” means the U.S. Internal Revenue Code of 1986 and any successor statute thereto, in each case, as amended from time to time.

“Commission” or “SEC” means the Securities and Exchange Commission.
“Company” means (i) prior to the Completion Date, the Escrow Issuer and not any of its Affiliates and (ii) from and after the Completion Date, Chesapeake Energy Corporation, and not any of its Subsidiaries.
“Completion Date” means the date of the Escrow Release which shall occur promptly following the receipt by the Escrow Agent and the Trustee of the Escrow Release Officer’s Certificate.
“Completion Date Equity Proceeds” means proceeds received by the Permanent Issuer from contributions to its equity capital in connection with the consummation of the Plan on or about the Effective Date and/or the Completion Date, including in connection with the Completion Date Rights Offering.
“Completion Date Rights Offering” means the rights offering of shares of new common stock of the Permanent Issuer to be issued pursuant to the Plan.
“Confirmation Order” means the order entered by the U.S. Bankruptcy Court for the Southern District of Texas confirming the Plan as in effect on February 2, 2021, together with any amendments, supplements or modifications thereto [Docket No. 2915].
“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(1)    provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(2)    the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus
(3)    depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus
(4)    restructuring costs, charges and reserves to the extent that such costs, charges or reserves were deducted in computing such Consolidated Net Income; plus
(5)    transaction fees and expenses (including transaction fees or breakup fees paid in connection therewith) incurred in connection with any acquisitions or underwritten public Equity Offering to the extent that such fees and expenses were deducted in computing such Consolidated Net Income; plus
(6)    if such Person accounts for its oil and natural gas operations using successful efforts or a similar method of accounting, consolidated exploration and abandonment expense of such Person and its Restricted Subsidiaries, to the extent such expenses were deducted in computing such Consolidated Net Income; minus
(7)    non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; and minus
(8)    to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.
“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP and without any reduction in respect of preferred stock dividends or distributions; provided that:
(1)    all extraordinary gains or losses and all gains or losses realized in connection with the disposition of securities or the early extinguishment of Indebtedness and all gains or losses realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated subsidiaries which is not sold or otherwise disposed of in the ordinary course of business or any gain or loss upon the sale or other disposition of any Capital Stock of any Person will be excluded;
(2)    the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
(3)    the net income (but not loss) of any Restricted Subsidiary other than a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;
(4)    the cumulative effect of a change in accounting principles will be excluded;
(5)    unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including those resulting from the application of FASB ASC 815 will be excluded;

(6)    any asset impairment or write-downs on Oil and Gas Properties or other assets under GAAP or SEC guidelines will be excluded; and
(7)    any non-cash compensation charge or gain arising from any grant of stock, stock options or other equity based awards will be excluded.
“Consolidated Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries except current assets from Oil and Gas Hedging Contracts, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from Oil and Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC 815).
“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof (except with respect to payments on the Notes and any exchange, transfer or surrender of the Notes, in which case this address will be Deutsche Bank Trust Company Americas 60 Wall Street 24th Floor, New York, New York 10005, MS:NY60-2405 Attn: Corporates Team or such other address as to which the Trustee may give notice to the Issuer).
“Credit Agreement” means the credit agreement to be entered into on or about the Effective Date by and among the Company, the administrative agent, and each lender and issuing bank from time to time party thereto, together with the related documents thereto, providing for the reserve based exit revolving and term loan credit facility of the Permanent Issuer as described under “Description of other Indebtedness” in the Offering Circular (including any letters of credit and reimbursement obligations related thereto, any Guarantees and security documents), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder, in whole or in part), the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or one or more successors to the Credit Agreement or one or more new credit agreements.
“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or other credit agreements, indentures or commercial paper facilities, in each case, with banks or other institutional lenders or investors providing for revolving credit loans, term loans, term debt, debt securities, capital market financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in one or more series of the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of one or more series of the Notes and/or the creditworthiness of the Company and/or any one or more of the Guarantors (the “Performance References”).
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-I or Exhibit A-II hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation and executed by the chief financial officer and one other Officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandator ily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes of the applicable series mature, in each case, other than in exchange for Capital Stock of the Company (other than Disqualified Stock) or of any direct or indirect parent company. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified

Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.
“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.
“Effective Date” means the effective date of the Plan.
“Equity Interests” of any Person means (1) any and all Capital Stock of such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such Capital Stock of such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.
“Equity Offering” means a sale by the Company of Equity Interests of the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) made for cash, or any cash contribution to the equity capital of the Company, in each case made after the Completion Date. The Completion Date Rights Offering shall not constitute an Equity Offering.
“Escrow Account (2026 Notes)” means a segregated account under the control of the Trustee established pursuant to the Escrow Agreement (2026 Notes).
“Escrow Account (2029 Notes)” means a segregated account under the control of the Trustee established pursuant to the Escrow Agreement (2029 Notes).
“Escrow Accounts” means the Escrow Account (2026 Notes) and the Escrow Account (2029 Notes).
“Escrow Agent” means the Escrow Agent (2026 Notes) and the Escrow Agent (2029 Notes).
“Escrow Agent (2026 Notes)” means Deutsche Bank Trust Company Americas, in its capacity as escrow agent under the Escrow Agreement (2026 Notes) and together with its successors.

“Escrow Agent (2029 Notes)” means Deutsche Bank Trust Company Americas, in its capacity as escrow agent under the Escrow Agreement (2029 Notes) and together with its successors.
“Escrow Agreements” means the Escrow Agreement (2029 Notes) and the Escrow Agreement (2029 Notes).
“Escrow Agreement (2026 Notes)” means the escrow agreement, dated as of the Issue Date, as amended, supplemented or modified from time to time in accordance with the terms of this Indenture, among the Escrow Issuer, the Trustee and the Escrow Agent (2026 Notes), relating to the escrow of proceeds from the offer and sale of the 2026 Notes.
“Escrow Agreement (2029 Notes)” means the escrow agreement, dated as of the Issue Date, as amended, supplemented or modified from time to time in accordance with the terms of this Indenture, among the Escrow Issuer, the Trustee and the Escrow Agent (2029 Notes), relating to the escrow of proceeds from the offer and sale of the 2029 Notes.
“Escrow Conditions” refers to the following conditions which shall have been or, substantially concurrently with the release of the Escrowed Property, shall be, satisfied:
(1)    neither the Plan nor the Confirmation Order shall have been amended or modified or any condition contained therein waived, in each case in any manner materially adverse to the Holders of the Notes;
(2)    the Plan and the Confirmation Order shall be in full force and effect and no stay thereof shall be in effect;
(3)    all conditions precedent to the effectiveness of the Plan (other than the receipt by the Permanent Issuer of the net proceeds from the offering of the Notes) shall have been satisfied or waived (to the extent such waiver is not materially adverse to the Holders of the Notes) and the Effective Date shall have occurred or will occur substantially concurrently with the Escrow Release;
(4)    the Credit Agreement and the commitments thereunder shall have become effective or will become effective substantially concurrently with the Escrow Release, on terms that are substantially consistent with the terms described under “Description of Other Indebtedness” in the Offering Circular (substantially as described under “The Restructuring — The Financing Transactions” in the Offering Circular), and the amount of the unused available commitments under the Credit Agreement plus the amount of unrestricted cash and cash equivalents of the Permanent Issuer and its Restricted Subsidiaries that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP shall be no less than $1.35 billion;
(5)    the Escrow Issuer has, or will substantially concurrently with the Escrow Release, merged with and into the Permanent Issuer, with the Permanent Issuer as the surviving corporation, and the Permanent Issuer has assumed or will assume substantially concurrently with the Escrow Release the obligations of the Escrow Issuer under this Indenture and the Notes, and each then existing Subsidiary of the Permanent Issuer that is a guarantor under the Credit Agreement has become or will become substantially concurrently with the Escrow Release a Guarantor of the Notes, pursuant to a supplemental indenture in the form of Exhibit E hereof; and
(6)    all obligations under the Permanent Issuer’s Senior Secured Super-Priority Debtor-In-Possession Credit Facility, dated July 1, 2020, between the Permanent Issuer, as borrower, the guarantors party thereto, the lenders party thereto, and MUFG Union Bank, N.A. as agent (other than contingent obligations not yet due and payable) have been paid in full (and all commitments thereunder terminated), or will be paid in full (and all commitments thereunder terminated) substantially concurrently with the Escrow Release, and all Liens related thereto have been extinguished, terminated or otherwise released or shall be extinguished, terminated or otherwise released substantially concurrently with the Escrow Release
“Escrow Issuer” has the meaning assigned to it in the recitals of this Indenture.
“Escrow Outside Date” means February 28, 2021.
“Escrow Release” means, with respect to any Escrowed Property, the release by the applicable Escrow Agent of such Escrowed Property at the entitled direction of the Issuer, other than in connection with a Special Mandatory Redemption.
“Escrow Release Officer’s Certificate” means the Officer’s Certificate required to be delivered to the Escrow Agent and the Trustee in connection with the Escrow Release pursuant to the terms of the Escrow Agreements.
“Escrowed Property” shall mean, collectively, the Escrowed Property (2026 Notes) and the Escrowed Property (2029 Notes).
“Escrowed Property (2026 Notes)” shall have the meaning assigned to the term “Escrowed Property” in in the Escrow Agreement (2026 Notes).
“Escrowed Property (2029 Notes)” shall have the meaning assigned to the term “Escrowed Property” in in the Escrow Agreement (2029 Notes).
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Contributions” means the net cash proceeds received by the Company after the Completion Date from contributions to its common equity capital or the sale (other than to a Subsidiary of the Company) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated as “Excluded Contributions” pursuant to an Officers’ Certificate. Any Completion Date Equity Proceeds shall not constitute Excluded Contributions.
“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries in existence on the date of the indenture or the Issue Date, in each case, other than Indebtedness under the Credit Agreement, until such amounts are repaid, cancelled or otherwise extinguished in accordance with the Plan on or about the Effective Date.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company or by an officer of the Company.
“FASB ASC 815” means Financial Accounting Standards Board Accounting Standards Codification Topic No. 815, Derivatives and Hedging.
“Finance Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a finance lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. Notwithstanding the foregoing, any lease (whether entered into before or after the date of this Indenture) that would have been classified as an operating lease pursuant to GAAP as in effect on the date of this Indenture will be deemed not to represent a Finance Lease Obligation.
“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings under a revolving credit facility) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined either (i) in accordance with Regulation S-X under the Securities Act or (ii) in good faith by the chief financial or accounting officer of such Person; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated Cash Flow, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC) and that are set forth in an Officers’ Certificate signed by the chief financial or accounting officer of such Person that states (a) the amount of each such adjustment, (b) that such adjustments are based on the reasonable good faith belief of the officers executing such Officers’ Certificate at the time of such execution and (c) the factual basis on which such good faith belief is based.
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1)    acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such four-quarter reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;
(2)    the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of on or prior to the Calculation Date, will be excluded;
(3)    the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of on or prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
(4)    any Person that is a Restricted Subsidiary of the specified Person immediately following the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference period;
(5)    any Person that is not to be a Restricted Subsidiary of the specified Person following the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference period; and
(6)    if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).
“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
(1)    the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Dollar-Denominated Production Payments, (ii) the write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness, but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of all payments associated with Finance Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus
(2)    the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
(3)    any interest on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus
(4)    all dividends or distributions, whether paid or accrued and regardless of whether in cash, on any series of Disqualified Stock of such Person or any series of Preferred Stock of its Restricted Subsidiaries, other than dividends or distributions on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person, in each case, on a consolidated basis and determined in accordance with GAAP.
“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.
“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A-I or Exhibit A-II hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2) hereof.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). When used as a verb, “Guarantee” has a correlative meaning.

“Guarantors” means, with respect to each series of Notes, any Subsidiary of the Company that Guarantees the Notes of such series in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person with respect to the Notes of such series has been released in accordance with the provisions of this Indenture. On the Issue Date, there will be no Guarantors. As of the Completion Date as one of the Escrow Conditions, the Permanent Issuer and each of the Initial Guarantors will be required to execute and deliver a supplemental indenture to this Indenture, the form of which is attached as Exhibit E hereto, pursuant to which such Initial Guarantor shall Guarantee the Notes.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any (a) Interest Rate Agreement and (b) Oil and Gas Hedging Contract.
“Holder” means a Person in whose name a Note is registered.
“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1)    in respect of borrowed money;
(2)    (a) evidenced by bonds, notes, debentures or similar instruments or (b) constituting letters of credit (or reimbursement agreements in respect thereof); (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1), (2)(a), (3), (4), (5) or (6) of this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);
(3)    in respect of bankers’ acceptances;
(4)    representing Finance Lease Obligations;
(5)    representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or
(6)    representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset as such date of determination and (y) the amount of such Indebtedness of such other Person, and (ii) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment). Subject to the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.
In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:
(1)    such Indebtedness is the obligation of a Joint Venture;
(2)    such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “Joint Venture General Partner”); and
(3)    there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:
(a)    the lesser of (i) the net assets of the Joint Venture General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or
(b)    if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Fixed Charges to the extent actually paid by such Person or its Restricted Subsidiaries.
Notwithstanding the preceding, “Indebtedness” of a Person shall not include:
(1)    accrued expenses, royalties and trade payables;
(2)    any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens;
(3)    any obligation of such Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property; and

(4)    any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Guarantors” as of the Completion Date, all of the Company’s current Subsidiaries that are guarantors under the Credit Agreement.
“Initial Notes” means the Notes issued under this Indenture on the date hereof.
“Initial Purchasers” means Goldman Sachs & Co. LLC, RBC Capital Markets, LLC and the other purchasers pursuant to the purchase agreement relating to the issuance of the Initial Notes.
“Interest Rate Agreement” means any interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against or manage exposure to fluctuations in interest rates and is not for speculative purposes.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and excluding trade payables), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the Section 4.07 hereof. Except as otherwise provided in this Indenture, the amount of an

Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“Issue Date” means February 5, 2021.
“Issuer” means (a) prior to the Completion Date, the Escrow Issuer, and (b) from and after the Completion Date, the Permanent Issuer, in each case, until a successor Person or Persons shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person or Persons.
“Joint Venture” means a partnership or joint venture that is not a Restricted Subsidiary.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to the ratings business thereof.
“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale but excluding any non-cash consideration deemed to be cash for purposes of Section 4.10 hereof), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such Asset Sale and any relocation expenses and severance and associated costs, expenses and charges of personnel relating to the assets subject to or incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.
“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes of the applicable series plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit

Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.
“Non-Recourse Debt” means Indebtedness:
(1)    as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions; and
(2)    as to which the lenders will not have any contractual recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary), except for Customary Recourse Exceptions.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Guarantee”, with respect to any series of Notes, means any Guarantee by a Guarantor of the Issuer’s obligations under this Indenture and the Notes of such series, as provided in Article 10 hereof.
“Note Payment Default” means a Default relating to a failure by the Company to make any payment when due on the Notes.
“Notes” has the meaning assigned to it in the preamble to this Indenture. Unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes that may be issued after the Issue Date in accordance with Section 4.09 hereof.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Offering Circular” means the Offering Circular of the Issuer, dated February 2, 2021, relating to the initial offering of the Notes.
“Officer” means, with respect to any Person, the Chairman of the Board, the Executive Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.
“Officers’ Certificate” means a certificate signed on behalf of the Company by two of its Officers that meets the requirements of Section 13.05 hereof.
“Oil and Gas Business” means (i) the acquisition, exploration, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties, (ii) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties, (iii) any business relating to exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith and (iv) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) through (iii) of this definition.
“Oil and Gas Hedging Contracts” means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons to be used, produced, processed or sold by the Company or any of its Restricted Subsidiary that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in or manage exposure to Hydrocarbon prices and not for speculative purposes.
“Oil and Gas Properties” means all properties, including equity or other ownership interest therein, owned by such Person or any of its Restricted Subsidiaries which contain or are believed to contain “proved oil and gas reserves” as defined in Rule 4-10 of Regulation S-X of the Securities Act.
“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. Such counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.
“Parent Entity” means any direct or indirect parent entity of the Company.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Permanent Issuer” has the meaning assigned to it in the recitals of this Indenture.
“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock (a) of any other Person existing at the time such Person became a Restricted Subsidiary of the Company or such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, or (b) incurred in connection with the foregoing; provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, as applicable, either
(1)    immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Person (if the Company is not the survivor in the transaction) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof, or
(2)    immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or such Person (if the Company is not the survivor in the transaction) is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

“Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including (i) ownership interests in oil, natural gas, other Hydrocarbon properties or any interest therein or gathering, transportation, processing, storage or related systems or ancillary real property interests, (ii) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral interests, processing agreements, farm in agreements, farm-out agreements, developments agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, limited liability company agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties, and (iii) direct or indirect ownership interests or Investments in drilling rigs, fracturing units and other equipment used in the Oil and Gas Business or in persons that own or provide such equipment.
“Permitted Holders” means (a) Franklin Advisers, Inc., (b) Fidelity Management and Research Company LLC, (c) PGIM, Inc., (d) Blackrock Inc., (e) Appaloosa LP, (f) DE Shaw & Co., L.P. (g) Capital Research and Management Company, (h) Oaktree Capital Group, LLC and (i) any Affiliates and any investment funds advised, co-advised, managed or co-managed by any of the foregoing.
“Permitted Investments” means:
(1)    any Investment in the Company or in a Restricted Subsidiary of the Company;
(2)    any Investment in Cash Equivalents;
(3)    any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
(a)    such Person becomes a Restricted Subsidiary of the Company; or
(b)    such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;
(4)    any Investment made as a result of the receipt of non-cash consideration from an Asset Sale (or a disposition excluded from the definitions thereof) that was made pursuant to and in compliance with Section 4.10 hereof, including pursuant to an Asset Swap;
(5)    any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or a direct or indirect parent of the Company;

(6)    any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;
(7)    Investments represented by Hedging Obligations;
(8)    loans or advances to officers, directors or employees made in the ordinary course of business of the Company or any Restricted Subsidiary;
(9)    repurchases of the Notes;
(10)    any Guarantee of Indebtedness permitted to be incurred by Section 4.09 hereof other than a Guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;
(11)    any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of this Indenture or (b) as otherwise permitted under this Indenture;
(12)    Investments acquired after the Completion Date as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 hereof after the Completion Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(13)    Permitted Business Investments;
(14)    Investments received as a result of a foreclosure by, or other transfer of title to, the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;
(15)    receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;
(16)    endorsements of negotiable instruments and documents in the ordinary course of business;

(17)    such Investments consisting of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;
(18)    Investments consisting of Oil and Gas Hedging Contracts or Interest Rate Agreements permitted to be incurred under Section 4.09;
(19)    Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;
(20)    advances and prepayments for asset purchases in the ordinary course of business in the Oil and Gas Business of the Company or any Restricted Subsidiary; and
(21)    other Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (21) that are at the time outstanding that do not exceed the greater of (a) $100.0 million and (b) 5.0% of Adjusted Consolidated Net Tangible Assets determined at the time such Investment is made; provided, however, that if any Investment pursuant to this clause (21) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (21) for so long as such Person continues to be a Restricted Subsidiary.
“Permitted Liens” means:
(1)    Liens securing Indebtedness and other Obligations under Credit Facilities that was permitted by the terms of this Indenture to be incurred pursuant to Section 4.09(b)(1) hereof;
(2)    Liens in favor of the Company or a Restricted Subsidiary;
(3)    Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company;
(4)    Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition;

(5)    Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers’ compensation obligations, bid, plugging and abandonment and performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);
(6)    Liens for the purpose of securing the payment of all or a part of the purchase price of, or Finance Lease Obligations, purchase money obligations or other payments incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed by the Company or a Restricted Subsidiary in the ordinary course of business; provided that:
(A)    the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and
(B)    such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;
(7)    Liens securing the Existing Indebtedness;
(8)    Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);
(9)    Liens on pipeline facilities that arise by operation of law;
(10)    Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under Section 4.09(b)(5) that refinances or replaces Indebtedness that was secured (or any Lien replacing or extending the foregoing Liens); provided, however, that the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof);
(11)    Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(12)    filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;
(13)    bankers’ Liens, rights of setoff, rights of revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(14)    Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
(15)    Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(16)    grants of software and other technology licenses in the ordinary course of business;
(17)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods;
(18)    Liens in respect of Production Payments and Reserve Sales which are customary in the Oil and Gas Business; provided, that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;
(19)    Liens arising in the ordinary course of business under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;
(20)    Liens to secure performance of Hedging Obligations of the Company or any of its Restricted Subsidiaries;
(21)    Liens arising under the indenture in favor of the trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives rising under instruments governing Indebtedness permitted to be incurred under the indenture; provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;
(22)    Liens incurred with respect to Indebtedness, including all Liens incurred pursuant to clause (10) above that had previously renewed, refunded, refinanced, replaced,

defeased or discharged any Indebtedness secured by Liens pursuant to this clause (22), that does not exceed in aggregate principal amount at any one time outstanding, the greater of (i) $250.0 million and (ii) 5.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance; and
(23)    any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (2) through (21) above; provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets are encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).
“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries or any Disqualified Stock of the Company issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) or any Disqualified Stock of the Company; provided that:
(1)    the principal amount (or accreted value, if applicable), or in the case of Disqualified Stock, the amount thereof determined in accordance with the definition of Disqualified Stock, of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness or the amount of the Disqualified Stock renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness or accrued and unpaid dividends on the Disqualified Stock, as the case may be, and the amount of all fees and expenses, including premiums, incurred in connection therewith);
(2)    such Permitted Refinancing Indebtedness has a final maturity date or redemption date, as applicable, that is either (a) no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the applicable series of Notes;
(3)    if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and
(4)    such Indebtedness is not incurred (other than by way of a Guarantee) by a Restricted Subsidiary of the Company if the Company is the issuer or other primary obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Plan” means the Fifth Amended Joint Chapter 11 Plan of Reorganization of Chesapeake Energy Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, confirmed on January 16, 2021, in the form attached to the Confirmation Order, together with any amendments, supplements, or modifications thereto.
“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other similar Equity Interests (however designated) of such Person whether outstanding or issued after the date of this Indenture.
“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.
“Production Payments and Reserve Sales” means the grant or transfer by the Company or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or any of its Restricted Subsidiaries.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Rating Category” means:
(1)    with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and
(2)    with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).
“Rating Decline” means, with respect to any series of Notes, a decrease in the rating of the Notes of such series by both Moody’s and S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) from the rating of the Notes of such series on the date of the applicable occurrence referred to in clauses (1) or (3) of the definition of “Change of Control.” In determining whether the rating of the Notes of such series has decreased by one or more gradations, gradations within Rating Categories, namely + or - for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease of one gradation.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Permanent Global Note” means a permanent Global Note substantially in the form of Exhibit A-I or Exhibit A-II hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.
“Regulation S Temporary Global Note” means a temporary Global Note substantially in the form of Exhibit A-I or Exhibit A-II hereto and bearing the legend specified in Section 2.06(g)(3) deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend. “Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Except where expressly stated otherwise, all references to Restricted Subsidiaries refer to Restricted Subsidiaries of the Company.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means S&P Global Ratings, and any successor to the ratings business thereof.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.
“Securities Act” means the Securities Act of 1933, as amended.
“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any specified Person:
(1)    any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)    any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
“Transactions” means any and all of the transactions contemplated by the Plan and consummated in accordance therewith, including the consummation of any financing transactions.

“Trustee” means Deutsche Bank Trust Company Americas, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Subsidiary” means any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated (or deemed designated) by the Company as an Unrestricted Subsidiary pursuant to an Officers’ Certificate delivered to the Trustee, but only to the extent that such Subsidiary:
(1)    has no Indebtedness other than Non-Recourse Debt (other than, in the case of any such designation (or deemed designation), any guarantee of the Notes or the Guarantees or any Indebtedness that would be released upon such designation);
(2)    except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and
(3)    is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, except to the extent the foregoing would be treated as an Investment permitted under this Indenture.
All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.
“U.S. Person” means a U.S. person as defined in Rule 902(k) promulgated under the Securities Act.
“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:
(1)    the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity or redemption, in respect of the Indebtedness or Disqualified Stock, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2)    the then outstanding aggregate amount of such Indebtedness or Disqualified Stock.
Section 1.02    Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Alternate Offer”	4.15
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“Default Direction”	6.06
“Directing Holder”	6.06
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Initial Lien”	4.12
“Legal Defeasance”	8.02
“Noteholder Direction”	6.06
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Position Representation”	6.06
“Purchase Date”	3.09
“Special Mandatory Redemption”	3.10(a)
“Special Mandatory Redemption Date”	3.10(b)
“Special Mandatory Redemption Notice”	3.10(b)
“Special Mandatory Redemption Price”	3.10(a)

Term	Defined in Section
“Special Termination Date”	3.10(a)
“Registrar”	2.03
“Restricted Payments”	4.07
“Verification Covenant”	6.06
Section 1.03    Trust Indenture Act.
The Indenture is not subject to the TIA except as expressly stated herein. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
Section 1.04    Rules of Construction.
Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;
(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)    “or” is not exclusive;
(d)    words in the singular include the plural, and in the plural include the singular;
(e)    “will” shall be interpreted to express a command;
(f)    provisions apply to successive events and transactions;
(g)    “including” shall be interpreted to mean “including, without limitation,” and the use of the word “including” followed by specific examples shall not be construed as limiting the meaning of the general wording preceding it; and
(h)    references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.
ARTICLE 2
THE NOTES
Section 2.01    Form and Dating.
(a)    General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A-I or Exhibit A-II hereto, as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the

Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b)    Global Notes. Notes issued in global form will be substantially in the form of Exhibit A-I hereto, in the case of the 2026 Notes, and Exhibit A-II hereto, in the case of the 2029 Notes (in each case including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A-I hereto, in the case of the 2026 Notes, and Exhibit A-II hereto, in the case of the 2029 Notes (but in each case without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes of the applicable series as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes of the applicable series from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes of the applicable series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes of the applicable series represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
(c)    Temporary Global Notes. Notes of a series offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes of such series represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period will terminate upon the delivery by the Issuer to the Trustee of a written certificate from the Depositary as to the expiration of the Restricted Period, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note of a series (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof).
Following the termination of the Restricted Period, the Company shall instruct, which instructions shall be in writing and comply with Rule 9.03(b)(3)(ii)(B) of Regulation S, the Trustee to, and upon such instructions, the Trustee shall, exchange beneficial interests in the Regulation S Temporary Global Note of a series for beneficial interests in the Regulation S Permanent Global Note, pursuant to the Applicable Procedures. Simultaneously with the exchange of such beneficial interests and in accordance with Section 2.06(h), the Trustee will (i) reduce and endorse the Regulation S Temporary Global Note for such series accordingly and (ii) increase and endorse the Regulation S Permanent Global Note for such series accordingly. The aggregate principal amount of the Regulation S Temporary Global Note for a series and the Regulation S Permanent Global

Note for such series may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
(d)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note of a series and the Regulation S Permanent Global Note of a series that are held by Participants through Euroclear or Clearstream.
Section 2.02    Execution and Authentication.
At least one Officer must sign the Notes of any series for the Issuer by manual, facsimile or electronically transmitted signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual or electronic signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee will, upon receipt of a written order of the Issuer signed by an Officer of the Issuer (an “Authentication Order”), authenticate 2026 Initial Notes and 2029 Initial Notes for original issue (i) on the date hereof as 2026 Initial Notes in the aggregate principal amount of $500.0 million, (ii) on the date hereof as 2029 Initial Notes in the aggregate principal amount of $500.0 million, and (iii) thereafter any Additional Notes of any series that may be validly issued under this Indenture. The aggregate principal amount of Notes of any series outstanding at any time may not exceed the aggregate principal amount of Notes of such series authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.
The Trustee shall also authenticate and deliver Notes of any series at the times and in the manner specified in Section 2.06, Section 2.07, Section 2.10, Section 3.06, Section 3.09, Section 4.15 and Section 9.04.
Any issuance of Additional Notes of any series is subject to all of the covenants in this Indenture, including Section 4.09.
With respect to any Additional Notes of any series, the Issuer shall set forth in an Officers’ Certificate, a copy of which shall be delivered to the Trustee at or prior to original issuance thereof, the following information:
(a)    the aggregate principal amount of such Additional Notes of such series to be authenticated and delivered pursuant to this Indenture;

(b)    the series, issue price, the issue date (and the corresponding date from which interest shall accrue thereon and the first interest payment date therefor) and the CUSIP and/or ISIN number of such Additional Notes; and
(c)    whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 relating to Restricted Global Notes and Restricted Definitive Notes.
The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
The Initial Notes and the Additional Notes of the same series shall be treated as a single class for all purposes under this Indenture; provided that if any such Additional Notes of a series are not fungible with the existing Notes of such series for United States federal income tax purposes, such Additional Notes of such series will have a separate CUSIP number from the existing Notes of such series. Holders of the Initial Notes and the Additional Notes of any series will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes and the Additional Notes of the same series shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.
Section 2.03    Registrar and Paying Agent.
The Issuer will maintain an office or agency where Notes of any series may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes of any series may be presented for payment (“Paying Agent”). The Registrar for the Notes of any series will keep a register of the Notes of such series and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of the Company’s Subsidiaries may act as Paying Agent or Registrar.
The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent for each series of Notes (at its office in New York, New York indicated in the definition of Corporate Trust Office of the Trustee in Section 1.01 hereof) and to act as Custodian with respect to the Global Notes.

Section 2.04    Paying Agent to Hold Money in Trust.
The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of the Notes of any series or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, on, and interest, if any, on, the Notes of such series, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) will have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.
Section 2.05    Section 2.05 Holder Lists.
The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of Notes of each series and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Notes of each series and the Issuer shall otherwise comply with TIA §312(a).
Section 2.06    Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. A Global Note of a series may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes of a series will be exchanged by the Issuer for Definitive Notes of such series if:
(1)    the Depositary notifies the Issuer (A) that it is unwilling or unable to continue to act as Depositary or (B) that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days after the date of such notice from the Depositary;
(2)    the Issuer, at its option but subject to the Depositary’s requirements, notify the Trustee in writing that they elect to cause the issuance of the Definitive Notes for the applicable series; provided that in no event shall the Regulation S Temporary Global Note of such series be exchanged by the Issuer for Definitive Notes of such series prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or
(3)    there has occurred and is continuing an Event of Default with respect to such series and the Depositary notifies the Trustee of its decision to exchange such Global Note of the applicable series for Definitive Notes of such series.

Upon the occurrence of the preceding events in (1), (2) or (3) above, Definitive Notes of the applicable series shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes of a series also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note of a series authenticated and delivered in exchange for, or in lieu of, a Global Note of such series or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note of such series. A Global Note of a series may not be exchanged for another Note of the same series other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note of a series may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof. Whenever any provision herein refers to issuance by the Issuer and authentication and delivery by the Trustee of a new Note of a series in exchange for the portion of a surrendered Note of such series that has not been redeemed or repurchased, as the case may be, in lieu of the surrender of any Global Note of such series and the issuance, authentication and delivery of a new Global Note of such series in exchange therefor, the Trustee or the Depositary at the direction of the Trustee may endorse such Global Note to reflect a reduction in the principal amount represented thereby in the amount of Notes of such series so represented that have been so redeemed or repurchased.
(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes of any series will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note of a series held on their behalf by the Depositary or by the Trustee as the Custodian with respect to the Global Notes of such series, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Note of such series for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or the Indirect Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note of any series. Subject to the provisions of this Section 2.06 and Section 13.16, the Holder of a Global Note of a series shall be entitled to grant proxies and otherwise authorize any Person, including Participants and Indirect Participants and Persons that may hold interests through such Persons, to take any action that a Holder of Notes of such series is entitled to take under this Indenture or the Notes of such series. Beneficial interests in the Restricted Global Notes of a series will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Except for the transfer of beneficial interests in the Regulation S Temporary Global Note of a series for beneficial interests in the Regulation S Permanent Global Note of such series as provided in Section 2.01(c), transfers of beneficial interests in the Global Notes of a series also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note of a series may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note of such series in accordance with the transfer restrictions set forth in the Private Placement

Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note of a series may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note of a series may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A)    both:
(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note of such series in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)    instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B)    both:
(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of such series in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)    instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note of such series shall be registered to effect the transfer or exchange referred to in (1) above;
provided that in no event shall Definitive Notes of any series be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note of such series prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes of a series contained in this Indenture and the Notes of such series or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) for such series pursuant to Section 2.06(h) hereof.

(3)    Transfer of Beneficial Interests in a Restricted Global Note for Beneficial Interests in Another Restricted Global Note. A beneficial interest in any Restricted Global Note of a series may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note for the same series if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note of a series may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note for the same series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(i)    the holder of such beneficial interest in a Restricted Global Note of such series proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note of such series, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(ii)    if the holder of such beneficial interest in a Restricted Global Note of such series proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(b)(4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to this Section 2.06(b)(4) at a time when an Unrestricted Global Note of a series has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes of such series in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(4).
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes. The following provisions of this Section 2.06(c) shall apply to transfers or exchanges of beneficial interests in a Global Note of series for a Definitive Note of the same series pursuant to Section 2.06(a). Except as provided in Section 2.06(a), Holders shall not be entitled to effect such an exchange.
(1)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note of such series proposes to exchange such beneficial interest for a Restricted Definitive Note for the same series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note of such series, then, upon receipt by the Registrar of the following documentation:
(A)    if the holder of such beneficial interest in a Restricted Global Note of such series proposes to exchange such beneficial interest for a Restricted Definitive Note for the same series, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)    if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
(F)    if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note of the same series in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(2)    Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Section 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note of a series may not be exchanged for a Definitive Note for the same series or transferred to a Person who takes delivery thereof in the form of a Definitive Note for such series prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(3)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note of a series may exchange such beneficial interest for an Unrestricted Definitive Note for the same series or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of such series only if the Registrar receives the following:
(i)    if the holder of such beneficial interest in a Restricted Global Note of such series proposes to exchange such beneficial interest for an Unrestricted Definitive Note for the same series, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(ii)    if the holder of such beneficial interest in a Restricted Global Note of such series proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note for the same series, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(c)(3), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(4)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note of a series proposes to exchange such beneficial interest for a Definitive Note for the same series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note of such series, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note for the same series in the appropriate principal amount. Any Definitive Note of a series issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.
(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.
(1)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note of a series proposes to exchange such Note for a beneficial interest in a Restricted Global Note for the same series or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note of such series, then, upon receipt by the Registrar of the following documentation:
(A)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note for the same series, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)    if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
(F)    if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G)    if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.
(2)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note of a series may exchange such Note for a beneficial interest in an Unrestricted Global Note for the same series or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series only if the Registrar receives the following:
(i)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note of the same series, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(ii)    if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note of the same series, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(d)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note of a series may exchange such Note for a beneficial interest in an Unrestricted Global Note for the same series or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes of such series.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (2) or (3) above at a time when an Unrestricted Global Note for such series has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes of a series in an aggregate principal amount equal to the principal amount of Definitive Notes of such series so transferred.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes of a series and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes of a series for Definitive Notes of the same series. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(1)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note of a series may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note for the same series if the Registrar receives the following:
(A)    if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)    if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note of a series may be exchanged by the Holder thereof for an Unrestricted Definitive Note for the same series or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note of such series if the Registrar receives the following:
(i)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note of the same series, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(ii)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note of the same series, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this 2.06(e)(2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(3)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes of a series may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note for the same series. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)    [Reserved.]
(g)    Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(1)    Private Placement Legend.
(A)    Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR

NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS, IN THE CASE OF RULE 144A NOTES, ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), OR, IN THE CASE OF REGULATION S NOTES, 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT]1.”

1 Bracketed language only to be included in Regulation S Notes.

(B)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(2)    Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(3)    Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a Legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A REGULATION S PERMANENT GLOBAL NOTE, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON PRIOR TO EXPIRATION OF THE RESTRICTED PERIOD.”
(h)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note of a series have been exchanged for beneficial interests in another Global Note or Definitive Notes of the same series, or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note of a series is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, in either case for the same series, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note of such series, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(i)    General Provisions Relating to Transfers and Exchanges.
(1)    To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
(2)    No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.04 hereof).
(3)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes for the same series surrendered upon such registration of transfer or exchange.
(4)    Neither the Registrar nor the Issuer will be required:

(A)    to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
(B)    to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(C)    to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
(5)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(6)    The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(7)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronic image scan.
Section 2.07    Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee and the Issuer receive evidence to their satisfaction of the destruction, loss or theft of any Note, and such other reasonable requirements as may be imposed by the Issuer as permitted by Section 8-405 of the Uniform Commercial Code have been satisfied, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a “protected purchaser” within the meaning of Section 8-405 of the Uniform Commercial Code, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.
Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes of the same series duly issued hereunder.
Section 2.08    Outstanding Notes.
The Notes of a series outstanding at any time are all the Notes of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note of such series effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser within the meaning of Section 8-405 of the Uniform Commercial Code.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, by 11:00 a.m. Eastern Time on a redemption date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes of a series have concurred in any direction, waiver or consent, Notes of such series owned by the Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes of such series that the Trustee knows are so owned will be so disregarded.
Section 2.10    Temporary Notes.
Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes of a series in exchange for temporary Notes of the same series.
Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.11    Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.
If the Issuer defaults in a payment of interest on the Notes of a series, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes of such series and in Section 4.01 hereof, provided that no special record date shall be required with respect to defaulted interest paid within the applicable grace period. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note of such series and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders of Notes of such series a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13    Computation of Interest.
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Section 2.14    CUSIP Numbers.
The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01    Notices to Trustee.
If the Issuer elects to redeem Notes of a series pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, at least five Business Days (or such shorter time as may be acceptable to the Trustee) prior to the giving of notice of a redemption, an Officers’ Certificate setting forth:
(a)    the clause of this Indenture pursuant to which the redemption shall occur;
(b)    the redemption date;
(c)    the series of Notes to be redeemed;
(d)    the principal amount of Notes to be redeemed; and
(e)    the redemption price (if then determined and otherwise the method of determination).

Section 3.02    Selection of Notes to Be Redeemed.
If less than all of the Notes of a series are to be redeemed at any time, the Trustee will select Notes of such series for redemption on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article 2 hereof, by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate unless otherwise required by law) unless otherwise required by law or applicable stock exchange or depositary requirements. Notwithstanding the foregoing, no Notes of $2,000 or less can be redeemed in part. The Issuer may elect, in its sole discretion, to redeem only the 2026 Notes, only the 2029 Notes, or any combination thereof.
In the event of partial redemption by lot, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.
The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of any series of a Holder are to be redeemed, the entire outstanding amount of Notes of such series held by such Holder shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
Section 3.03    Notice of Redemption.
At least 10 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed by first class mail (or sent electronically if DTC is the recipient) a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of a series of Notes or a satisfaction and discharge of this Indenture with respect to any series of Notes pursuant to Article 8 or 11 hereof.
The notice will state:
(a)    the redemption date;
(b)    the series of Notes to be redeemed and the redemption price (if then determined and otherwise the method of determination);
(c)    if any Note of a series is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes of the same series in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note;
(d)    the name and address of the Paying Agent;

(e)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f)    that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(g)    the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(h)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and
(i)    any conditions precedent to the redemption.
At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s names and at the Issuer’s expense; provided, however, that the Officers’ Certificate delivered to the Trustee pursuant to Section 3.01 hereof requests that the Trustee give such notice and sets forth the information to be stated in such notice as provided in the preceding paragraph.
If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was sent), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed. The Issuer shall provide written notice of the delay of such date of redemption or the rescission of such notice of redemption to the Trustee no later than 11:00 a.m. Eastern Time on the date of redemption. Upon receipt of such notice of the delay of such date of redemption or the rescission of such notice of redemption, such date of redemption shall be automatically delayed or such notice of redemption shall be automatically rescinded, as applicable, and the redemption of the Notes to be redeemed shall be automatically delayed or rescinded and cancelled, as applicable, as provided in such notice.
Section 3.04    Effect of Notice of Redemption.
Once notice of redemption is mailed or given in accordance with Section 3.03 hereof, Notes called for redemption will become irrevocably due and payable (subject to Section 3.03) on the redemption date at the redemption price, subject to satisfaction of any condition specified with respect to such redemption.
Section 3.05    Deposit of Redemption Price.
No later than 11:00 a.m. Eastern Time on the redemption date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the

Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on all Notes to be redeemed.
If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06    Notes Redeemed in Part.
Upon surrender of a Note of a series that is redeemed in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note for the same series equal in principal amount to the unredeemed portion of the Note surrendered.
Section 3.07    Optional Redemption.
(a)    At any time prior to February 5, 2023, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of 2026 Notes issued under this Indenture, upon notice as provided in this Indenture, at a redemption price equal to 105.500% of the principal amount of the 2026 Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date), with an amount of cash not greater than the net cash proceeds of one or more Equity Offerings, provided that:
(1)    at least 65% of the aggregate principal amount of 2026 Notes originally issued on the Issue Date (excluding 2026 Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(2)    the redemption occurs within 180 days after the date of the closing of such Equity Offering.
(b)    At any time prior to February 5, 2024, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of 2029 Notes issued under this Indenture, upon notice as provided in this Indenture, at a redemption price equal to 105.875% of the principal amount of the 2029 Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date), with an amount of cash not greater than the net cash proceeds of one or more Equity Offerings, provided that:
(1)    at least 65% of the aggregate principal amount of 2029 Notes originally issued on the Issue Date (excluding 2029 Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)    the redemption occurs within 180 days after the date of the closing of such Equity Offering.
(c)    At any time prior to February 5, 2023, the Issuer may on any one or more occasions redeem all or a part of the 2026 Notes, upon notice as provided in this Indenture, at a redemption price equal to:
(1)    100% of the principal amount thereof, plus
(2)    the 2026 Applicable Premium as of the redemption date, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of the 2026 Notes on the relevant record date to receive interest due on the relevant interest payment date).
(d)    At any time prior to February 5, 2024, the Issuer may on any one or more occasions redeem all or a part of the 2029 Notes, upon notice as provided in this Indenture, at a redemption price equal to:
(1)    100% of the principal amount thereof, plus
(2)    the 2029 Applicable Premium as of the redemption date, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of the 2029 Notes on the relevant record date to receive interest due on the relevant interest payment date).
(e)    The Issuer may redeem the Notes when permitted by, and pursuant to the conditions in, Section 4.15(e) hereof.
(f)    Except pursuant to Section 3.07(a), (c) or (i), the 2026 Notes will not be redeemable at the Issuer’s option prior to February 5, 2023 and except pursuant to Section 3.07(b), (d) or (j), the 2029 Notes will not be redeemable at the Issuer’s option prior to February 5, 2024.
(g)    On and after February 5, 2023, the Issuer may on any one or more occasions redeem all or a part of the 2026 Notes, upon notice as provided in this Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2026 Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 5 of the years indicated below, subject to the rights of Holders of the 2026 Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2023	102.750%
2024	101.375%
2025 and thereafter	100.000%
(h)    On and after February 5, 2024, the Issuer may on any one or more occasions redeem all or a part of the 2029 Notes, upon notice as provided in this Indenture, at the redemption prices

(expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2029 Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 5 of the years indicated below, subject to the rights of Holders of the 2029 Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2024	102.938%
2025	101.469%
2026 and thereafter	100.000%
(i)    In connection with any tender offer for the 2026 Notes that is a Change of Control Offer or Asset Sale Offer, if Holders of not less than 90% in aggregate principal amount of the then-outstanding 2026 Notes validly tender and do not validly withdraw such 2026 Notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the 2026 Notes validly tendered and not validly withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all 2026 Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder of 2026 Notes (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of such redemption.
(j)    In connection with any tender offer for the 2029 Notes that is a Change of Control Offer or Asset Sale Offer, if Holders of not less than 90% in aggregate principal amount of the then-outstanding 2029 Notes validly tender and do not validly withdraw such 2029 Notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the 2029 Notes validly tendered and not validly withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all 2029 Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder of 2029 Notes (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of such redemption.
(k)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
Section 3.08    Mandatory Redemption.
Except as provided in Section 3.10, the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09    Offer to Purchase by Application of Excess Proceeds.
In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an Asset Sale Offer to all Holders to purchase Notes of each series, it will follow the procedures specified below.
The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.
If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:
(a)    that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;
(b)    the Offer Amount, the purchase price for each applicable series and the Purchase Date;
(c)    that any Note not tendered or accepted for payment will continue to accrue interest;
(d)    that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Purchase Date;
(e)    that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof;
(f)    that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
(g)    that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, electronic image scan, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
(h)    that, if the aggregate principal amount of Notes surrendered by Holders thereof exceeds the Offer Amount allocated to the purchase of Notes in the Asset Sale Offer, the Trustee will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis (except that any Notes represented by a Global Note shall be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate unless otherwise required by law) based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in minimum denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and
(i)    that Holders whose Notes of series were purchased only in part will be issued new Notes of the same series equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
(j)    On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Notes or portions thereof tendered pursuant to the Asset Sale Offer and required to be purchased pursuant to this Section 3.09 and Section 4.10 hereof, or if Notes in an aggregate principal amount less than the Offer Amount allocated to the purchase of Notes in the Asset Sale Offer have been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the depositary for the Asset Sale Offer or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase (or, if such Notes are then in global form, it will make such payment thereon through the facilities of DTC), and the Issuer will promptly issue a new Note of the same series, and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee, upon the written request of the Issuer, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Section 3.10    Special Mandatory Redemption.
(a)    In the event that the Company informs an Escrow Agent in writing prior to 5:00 p.m. (New York City time) on the Escrow Outside Date that, in the reasonable good faith judgment of the Company, the Effective Date will not occur on or prior to the Escrow Outside Date (the date of any such event being the “Special Termination Date”), the Issuer shall redeem the Notes of the applicable series (the “Special Mandatory Redemption”) at a price (the “Special Mandatory Redemption Price”) equal to 100% of the principal amount of the Notes of such series, plus accrued and unpaid interest on the Notes of such series, if any, from the Issue Date to, but excluding, the Special Mandatory Redemption Date, subject to the right of Holders of record of the Notes of such series on the relevant record date to receive interest due on the relevant interest payment date.
(b)    Subject to Section 3.10(c), notice of the Special Mandatory Redemption will be delivered by the Company no later than one Business Day following the Special Termination Date, to the Trustee, each Escrow Agent and the Holders of each series of Notes substantially in the form attached as Exhibit F hereto (the “Special Mandatory Redemption Notice”), which will provide that the Notes shall be redeemed on a date that is no later than the third Business Day after such notice is given by the Company in accordance with the terms of the applicable Escrow Agreement and this Indenture (the “Special Mandatory Redemption Date”) or otherwise in accordance with the applicable procedures of DTC.
(c)    If, at or prior to 5:00 p.m. (New York City time) on the Escrow Outside Date, any Escrow Agent for any series of Notes shall not have received, with respect to such series, any of (1) an Escrow Release Officer’s Certificate pursuant to Section 3(b)(i) of the Escrow Agreement for such series of Notes, (2) an Acceleration Notice (as defined in the Escrow Agreement for such series of Notes) or (3) a Special Mandatory Redemption Notice pursuant to Section 3(b)(ii) of the Escrow Agreement for such series of Notes or pursuant to Section 3.10(b) hereof, then (x) the Issuer shall redeem the Notes of such series in accordance with Section 3.10(a) hereof and (y) the Trustee shall, on the Escrow Outside Date, (i) send electronically, mail or cause to be mailed by first-class mail, postage prepaid, a Special Mandatory Redemption Notice to each Holder of Notes of such series, substantially in the form attached as Exhibit F hereto and (ii) deliver a Special Mandatory Redemption Notice for all Notes of such series pursuant to Section 3(b)(ii) of the Escrow Agreement with respect to the Notes of such series prior to 5:00 p.m. (New York City time) on the Escrow Outside Date.
(d)    On the Special Mandatory Redemption Date, the Escrow Agent shall pay to the Paying Agent for payment to each Holder of Notes of each series the applicable Special Mandatory Redemption Price for such Holder’s Notes of such series and, concurrently with the payment to such Holders and after deduction for any unpaid fees and expenses of the Trustee and Escrow Agent, deliver any excess Escrowed Property (if any) to the Company. In the event that the Escrowed Property is insufficient to pay the Special Mandatory Redemption Price on the Special Mandatory Redemption Date, plus fees and expenses of the Trustee and Escrow Agent, the Issuer shall deposit any shortfall with the Paying Agent on or prior to the Special Mandatory Redemption Date.

(e)    Any redemption made pursuant to this Section 3.10 shall be made pursuant to the procedures set forth in this Indenture and the Escrow Agreements, except to the extent inconsistent with this Section 3.10.
ARTICLE 4
COVENANTS
Section 4.01    Payment of Notes.
The Issuer will pay or cause to be paid the principal of, premium, if any, on, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary of the Company, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.
The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is equal to the then applicable interest rate on the Notes of the applicable series to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.
The Company may at any time, for the purpose of obtaining satisfaction and discharge with respect to the Notes or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, at the expense of the Company, cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 4.02    Maintenance of Office or Agency.
The Issuer will maintain, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where Notes may be surrendered for registration of transfer or for exchange. If the Definitive Notes are issued and outstanding, such office must be in the City and State of New York. The Issuer initially designates the Corporate Trust Office of the Trustee for such purposes. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in the City and State of New York for such purposes if required. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
With respect to any Global Notes, the Corporate Trust Office of the Trustee shall be the office or agency where such Global Notes may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor; provided, however, that any such presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary shall be deemed to have been effected at such office or agency in accordance with the provisions of this Indenture.
Section 4.03    Reports.
(a)    So long as any Notes are outstanding, the Company will furnish to the Holders of the Notes or the Trustee:
(1)    no later than 90 days after the end of each fiscal year, (a) audited financial statements prepared in accordance with GAAP (with footnotes to such financial statements), including the audit report on such financial statements issued by the Company’s certified independent accountants and (b) a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” consistent with the presentation thereof in the Offering Circular;
(2)    no later than 45 days after the end of each of the first three calendar quarters of each fiscal year, (a) unaudited quarterly financial statements prepared in accordance with GAAP (with condensed footnotes to such financial statements consistent with past practice) and (b) a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” consistent with the presentation thereof in the Offering Circular (but omitting the discussion included in the “Overview” section); and
(3)    within ten Business Days after the occurrence of any of the following events, a current report that contains a brief summary of the material terms, facts and/or circumstances involved to the extent not otherwise publicly disclosed: (i) entry by the Company or a Restricted Subsidiary into an agreement outside the ordinary course of business that is material to the Company and its Subsidiaries, taken as a whole, any material amendment thereto or termination of any such agreement other than in accordance with its terms (excluding, for the avoidance of doubt, employee compensatory or benefit agreements or plans), (ii) completion of a merger of the Company with or into another

Person or a material acquisition or disposition of assets by the Company or a Restricted Subsidiary outside the ordinary course of business, (iii) the institution of, or material development under, bankruptcy proceedings under the U.S. Bankruptcy Code or similar proceedings under state or federal law with respect to the Company or a Significant Subsidiary, (iv) the Company’s incurring Indebtedness outside the ordinary course of business that is material to the Company (other than under a Credit Facility or other arrangement which has been described in the Offering Circular or borrowings under a Credit Facility that has otherwise been disclosed previously), or a triggering event that causes the increase or acceleration of any such obligation and, in any such case, the consequences thereof are material to the Company or any Restricted Subsidiary.
(b)    The requirements of Section 4.03(a) may be satisfied by the filing with the SEC for public availability by any direct or indirect parent company of the Company, the Company or a Subsidiary of either of the foregoing of (i) any Annual Report on Form 10-K, (ii) a Quarterly Report on Form 10-Q or (iii) a Current Report on Form 8-K, containing the information required by Section 4.03(a) or part thereof with respect to the Company or parent company, as applicable, provided that, if applicable, any such financial information contains information reasonably sufficient to identify the material differences, if any, between the financial information of the parent company, on the one hand, and the Company and its Subsidiaries on a stand-alone basis, on the other hand.
(c)    For the avoidance of doubt, the information provided pursuant to Section 4.03(a) (i) will not be required to contain the separate financial information for Guarantors as contemplated by Rule 3-10 of Regulation S-X or any financial statements of unconsolidated subsidiaries or 50% or less owned persons as contemplated by Rule 3-09 of Regulation S-X or any schedules required by Regulation S-X, or in each case any successor provisions and (ii) such information shall not be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein.
(d)    Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any information required by this Section 4.03 shall be deemed cured (and the Company shall be deemed to be in compliance with this covenant) upon furnishing such information as contemplated by this covenant (but without regard to the date on which such information or report is so furnished); provided that such cure shall not otherwise affect the rights of the Holders in Section 6.01 if the principal of, premium, if any, on, and interest, if any, on, the Notes have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.
(e)    The Company will hold and participate in conference calls with the Holders of the Notes, beneficial owners of the Notes, bona fide prospective investors, securities analysts and market makers to discuss the financial information required to be furnished pursuant to Section 4.03(a)(1) and Section 4.03(a)(2) no later than ten Business Days after distribution of such financial information, unless, in each case, the Company reasonably determines that to do so would conflict with applicable securities laws, including in connection with any pending offering of securities. The Company shall be permitted to combine this conference call with any other conference call for other debt or equity holders or lenders. The Company shall, no later than three Business Days prior to the date of the conference calls required to be held in accordance with this paragraph, announce the date and time of such conference calls and all information necessary to enable Holders of Notes and security analysts to obtain access to such calls.
(f)    So long as any Notes are outstanding, the Company will also maintain a website to which Holders, prospective investors, broker-dealers and securities analysts are given access (which may be password protected) and to which all of the reports required by this Section 4.03 are posted, unless they are otherwise publicly filed with the SEC.
(g)    The Company shall furnish to the Holders and Beneficial Owners of the Notes, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.
(h)    Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with this covenant and shall have no responsibility to determine whether any reports, information or documents have been filed with the SEC via the EDGAR (or successor) filing system, made available electronically or posted on any website.
Section 4.04    Compliance Certificate.
(a)    The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the date of this Indenture, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or propose to take with respect thereto).
(b)    So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer of the Company becoming aware of any Default or Event of Default, a written statement specifying such Default or Event of Default and what action the Issuer is taking or propose to take with respect thereto.
Section 4.05    Taxes.
The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06    Stay, Extension and Usury Laws.
The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07    Restricted Payments.
(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1)    declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);
(2)    repurchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;
(3)    make any payment on or with respect to, or repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at or within one year of the Stated Maturity thereof; or
(4)    make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) of this Section 4.07(a) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
(A)    no Note Payment Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
(B)    the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and
(C)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2) through (10) of Section 4.07(b)), is less than the sum, without duplication, of:
(i)    50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 2021 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
(ii)    100% of the aggregate net cash proceeds (other than Completion Date Equity Proceeds) and the Fair Market Value of property or securities other than cash (including Capital Stock of Persons, other than the Company or a Subsidiary of the Company, engaged primarily in the Oil and Gas Business or any other assets that are used or useful in the Oil and Gas Business), in each case received by the Company since the Completion Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than (x) Disqualified Stock and (y) net cash proceeds received from an issuance or sale of such Equity Interests to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary (unless such loans have been repaid with cash on or prior to the date of determination)); plus
(iii)    to the extent not already included in Consolidated Net Income for such period, if any Restricted Investment that was made by the Company or any of its Restricted Subsidiaries after the Completion Date is sold for cash (other than to the Company or any Subsidiary of the Company) or otherwise cancelled, liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment resulting from such sale, liquidation or repayment (less any out-of-pocket costs incurred in connection with any such sale); plus
(iv)    the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Completion Date of any such Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property (other than such Equity Interests), distributed by the Company upon such conversion or exchange and excluding the net cash proceeds from the conversion or exchange financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary), together with the net proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange; plus
(v)    to the extent that any Unrestricted Subsidiary of the Company designated as such after the Completion Date is redesignated as a Restricted Subsidiary pursuant to the terms of this Indenture or is merged or consolidated with or into, or transfers or otherwise disposes of all or substantially all of its properties or assets to or is liquidated into, the Company or a Restricted Subsidiary after the Completion Date, the lesser of, as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation, (A) the Fair Market Value of the Company’s Restricted Investment in such Subsidiary (or of the properties or assets disposed of, as applicable) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation and (B) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Completion Date; plus
(vi)    any dividends or distributions received in cash by the Company or a Restricted Subsidiary of the Company after the Completion Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Company for such period.
(b)    The provisions of Section 4.07(a) hereof will not prohibit:
(1)    the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;
(2)    the making of any Restricted Payment in exchange for, or out of or with Excluded Contributions or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or any direct or indirect parent or from the substantially concurrent contribution of common equity capital to the Company, in each case, other than Completion Date Equity Proceeds; provided that the amount of any such net cash proceeds or Excluded Contributions that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for purposes of clause (4)(C)(ii) of Section 4.07(a) and will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.07 hereof;
(3)    the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(4)    the repurchase, redemption, defeasance, satisfaction and discharge or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;
(5)    repurchases of Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or a Note Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated Indebtedness in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated Indebtedness in the event of an Asset Sale, in each case plus accrued and unpaid interest thereon, to the extent required by the terms of such Indebtedness, but only if, with respect to each series:
(A)    in the case of a Change of Control with respect to any series of Notes, the Company has first complied with and fully satisfied its obligations under the provisions described in Section 4.15 with respect to such series; or
(B)    in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations in accordance with the covenant in Section 4.10 with respect to such series;
(6)    so long as no Note Payment Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company, any Restricted Subsidiary of the Company or any direct or indirect parent thereof held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries or any direct or indirect parent thereof pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, compensation agreement or arrangement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any calendar year (with any portion of such $10.0 million amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount);
(7)    the repurchase of Equity Interests deemed to occur upon the exercise of stock or other equity options to the extent such Equity Interests represent a portion of the exercise price of those stock or other equity options and any repurchase or other acquisition of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants, incentives or other rights to acquire Equity Interests;
(8)    so long as no Note Payment Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Preferred Stock of any Restricted Subsidiary of the Company issued on or after the Completion Date in accordance with Section 4.09 hereof;

(9)    payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;
(10)    so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $125.0 million since the Issue Date.
The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend or distribution, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of determining compliance with the foregoing covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in Section 4.07(b)(1) through (10), or is permitted pursuant to Section 4.07(a), the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or other such transaction (or portion thereof) on the date made or later reclassify such Restricted Payment or other such transaction (or portion thereof) in any manner that complies with this Section 4.07.
Section 4.08    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1)    pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; provided that the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends, distributions or liquidating distributions before dividends, distributions or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this Section 4.08;
(2)    make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any of its Restricted Subsidiaries to other Indebtedness incurred by the Company or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or
(3)    sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)    The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1)    agreements governing Existing Indebtedness as in effect on the date of this Indenture and the Credit Agreement as in effect on the Completion Date and, solely in respect of the Credit Agreement, any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained in the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not in the good faith judgment of an Officer of the Company materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;
(2)    this Indenture, the Notes and the Note Guarantees;
(3)    agreements governing other Indebtedness permitted to be incurred under the provisions of Section 4.09 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained therein are in the reasonable good faith judgment of an Officer of the Company, either (a) not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes of each series and the Note Guarantees with respect to the Notes of each series or the Credit Agreement as in effect on the date of this Indenture or (b) not reasonably likely to have a material adverse effect on the ability of the Company to make required payments on the Notes;
(4)    applicable law, rule, regulation or order;
(5)    any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided, that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of an Officer of the Company, no more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;
(6)    customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses, easements or leases, in each case, entered into in the ordinary course of business;
(7)    purchase money obligations for property acquired in the ordinary course of business and Finance Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a);

(8)    any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;
(9)    Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are, in the reasonable good faith judgment of an Officer of the Company, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(10)    Liens permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;
(11)    provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;
(12)    encumbrances or restrictions applicable only to a Restricted Subsidiary that is not a Domestic Subsidiary;
(13)    encumbrances or restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;
(14)    customary encumbrances and restrictions contained in agreements of the types described in the definition of Permitted Business Investments;
(15)    agreements governing Hedging Obligations incurred in the ordinary course of business; and
(16)    any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary.
In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such encumbrance or restriction, an encumbrance or restriction on a specified asset or property or group or type of assets or property may also apply to all improvements, additions, repairs, attachments or accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

Section 4.09    Incurrence of Indebtedness and Issuance of Preferred Stock.
(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.
(b)    Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or Preferred Stock, as applicable (collectively, “Permitted Debt”):
(1)    the incurrence by the Issuer and the Restricted Subsidiaries, of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greatest of (i) $1.5 billion, (ii) the Borrowing Base in effect under the Credit Agreement at such time, and (iii) 30.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined on the date of such incurrence;
(2)    the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;
(3)    the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes to be issued on the date of this Indenture (other than any Additional Notes) and the related Note Guarantees;
(4)    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Finance Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or other acquisition cost or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (i) $150.0 million and (ii) 3.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance;

(5)    the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) of the Company or any of its Restricted Subsidiaries or any Disqualified Stock of the Company, in each case that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (2), (3), (4), (5), (14) or (15) of this Section 4.09(b);

(6)    the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:
(A)    if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and
(B)     (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
(7)    the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any Preferred Stock; provided, however, that:
(A)    any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and
(B)    any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);
(8)    the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;
(9)    the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of self-insurance obligations or bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and workers’ compensation claims in the ordinary course of business;
(11)    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;
(12)    the incurrence by the Company or any of its Restricted Subsidiaries of in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;
(13)    any obligation arising from agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary in a transaction permitted by this Indenture; provided that such obligation is not reflected as a liability on the face of the balance sheet of the Company or any Restricted Subsidiary;
(14)    any Permitted Acquisition Indebtedness;
(15)    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in the ordinary course of business consisting of the financing of insurance premiums in amounts and on terms consistent with the operations and business of the Company and its Restricted Subsidiaries; and
(16)    the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Company of any Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock issued pursuant to this clause (16), not to exceed the greater of (i) $250.0 million and (ii) 5.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance.
For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to Section 4.09(a), the Company will be permitted to divide, classify and reclassify such item of Indebtedness on the date of its incurrence, or later redivide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under the Credit Agreement outstanding on or prior to the Completion Date will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt and may not be redivided or reclassified prior to the Completion Date.
The accrual of interest or Preferred Stock or Disqualified Stock dividends or distributions, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness not secured by a Lien in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock or Disqualified Stock as Indebtedness due to a change in accounting principles, and the payment of dividends or distributions on Preferred Stock or Disqualified Stock in the form of additional securities of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this Section 4.09; provided that the amount thereof shall be included in Fixed Charges of the Company as accrued to the extent required by the definition of such term.
The amount of any Indebtedness outstanding as of any date will be:
(a)    the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(b)    the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(c)    in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(1)    the Fair Market Value of such assets at the date of determination; and
(2)    the amount of the Indebtedness of the other Person.
Section 4.10    Asset Sales.
The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(a)    the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and
(b)    at least 75% of the aggregate consideration received in the Asset Sale by the Company or a Restricted Subsidiary and all other Asset Sales consummated since the Issue Date is in the form of cash or Cash Equivalents or any combination thereof. For purposes of this provision, each of the following will be deemed to be cash:
(1)    any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies the Company or such Restricted Subsidiary against further liability;
(2)    with respect to any Asset Sale of oil and natural gas properties by the Company or any Restricted Subsidiary where the Company or such Restricted Subsidiary retains an interest in such property, the costs and expenses of the Company or such Restricted Subsidiary related to the exploration, development, completion or production of such properties and activities related thereto which the transferee (or an Affiliate thereof) agrees to pay;
(3)    any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 180 days of the Asset Sale, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;
(4)    any Capital Stock or assets of the kind referred to in clause (2) or (4) of Section 4.10(c); and
(5)    any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (e), not to exceed an amount equal to 5.0% of the Company’s Adjusted Consolidated Net Tangible Assets (determined at the time of receipt of such Designated Non-cash Consideration), with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.
(c)    Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or any Restricted Subsidiary) may apply such Net Proceeds at its option to any combination of the following:
(1)    to repay, repurchase or redeem any Indebtedness of the Company or a Restricted Subsidiary of the Company, other than (i) Indebtedness of the Issuer or a Guarantor that is subordinated to the Notes or the Note Guarantees, (ii) Capital Stock or (iii) Indebtedness owed to an Affiliate of the Company;
(2)    to acquire all or substantially all of the assets, or any Capital Stock, of one or more other Persons primarily engaged in the Oil and Gas Business, if, after giving effect to any such acquisition of Capital Stock, such Person becomes a Restricted Subsidiary of the Company;
(3)    to make capital expenditures in respect of the Company’s or any Restricted Subsidiaries’ Oil and Gas Business; or
(4)    to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the Oil and Gas Business.

The requirement of clause (2) or (4) of Section 4.10(c) shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by the Company or any of its Restricted Subsidiaries with a Person other than an Affiliate of the Company within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within 180 days following the date such agreement is entered into.
Pending the final application of any Net Proceeds, the Company (or any Restricted Subsidiary) may invest the Net Proceeds in any manner that is not prohibited by this Indenture.
Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(c) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, within five days thereof, the Company will make an offer (an “Asset Sale Offer”) to all Holders of the Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Section 4.10 with respect to offers to purchase, prepay or redeem such Indebtedness with the proceeds of sales of assets to purchase, prepay or redeem, on a pro rata basis (based on the principal amount of Notes and pari passu Indebtedness or, in the case of pari passu Indebtedness issued with significant original issue discount, based on the accreted value thereof tendered), the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and other pari passu Indebtedness to be purchased (or the lesser amount required under the agreements governing such other pari passu Indebtdness), plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of Notes, the Trustee will select the Notes to be purchased on a pro rata basis (except that any Notes represented by a Note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate unless otherwise required by law), based on the amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in minimum denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Company may satisfy the foregoing obligations with respect to Excess Proceeds with respect to any series of Notes by making an Asset Sale Offer with respect to such series prior to the expiration of the relevant 365 day period or with respect to Excess Proceeds of $50.0 million or less.
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.09 or this

Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 or this Section 4.10 by virtue of such compliance.
Section 4.11    Transactions with Affiliates.
(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Company involving aggregate consideration in any single transaction or series of related transactions in excess of $25.0 million (each, an “Affiliate Transaction”), unless:
(1)    the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of the Company, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and
(2)    the Company delivers to the Trustee:
(A)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration more than $40.0 million, an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11; and
(B)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $75.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company, if any.
(b)    The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:
(1)    any employment or consulting agreement, employee benefit plan, officer or director indemnification, compensation or severance agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries or any direct or indirect parent of the Company in the ordinary course of business and payments pursuant thereto;
(2)    transactions between or among the Company and/or its Restricted Subsidiaries;

(3)    transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
(4)    payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries or any direct or indirect parent of the Company;
(5)    any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;
(6)    Permitted Investments or Restricted Payments that do not violate the provisions of Section 4.07 hereof;
(7)    [Reserved];
(8)    transactions effected in accordance with the terms of the agreements of the Company or any Restricted Subsidiary described or otherwise included in the Company’s filings with the SEC that are in effect on the date of this Indenture, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is not materially less advantageous to the Company, taken as a whole, than the agreement so amended or replaced;
(9)    advances to or reimbursements of expenses incurred by employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business;
(10)    transactions between the Company or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of the Company or any direct or indirect parent company of the Company, and such common director is the sole cause for such other Person to be deemed an Affiliate of the Company or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a member of the Board of Directors of the Company or any direct or indirect parent company of the Company, as the case may be, on any transaction with such other Person;
(11)    [Reserved];
(12)    in the case of contracts for exploring for, producing, marketing, storing, gathering, transporting or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts entered into in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(13)    payments to Affiliates on or with respect to debt securities or other Indebtedness of the Issuer or any Subsidiary on a similar basis as payments are made or offered to holders of such debt securities or Indebtedness held by Persons other than Affiliates; and
(14)    any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of Section 4.11(a)(1).
Section 4.12    Liens.
The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (an “Initial Lien”) of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless the Notes of each series or any Note Guarantee of each series of such Restricted Subsidiary, as applicable, are secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien. Any Lien created for the benefit of the Holders of the Notes of any series pursuant to this paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.
Section 4.13    Limitation on Business Activities; Application of Covenants to Permanent Issuer prior to Completion Date.
(a)    Prior to the Completion Date, the Escrow Issuer shall not engage in any activity other than:
(1)    issuing the Notes;
(2)    issuing equity interests and receiving capital contributions;
(3)    performing its obligations in respect of the Notes under this Indenture, the Escrow Agreements and the purchase agreement relating to the offer and sale of the Notes;
(4)    consummating the Transactions and the Escrow Release;
(5)    redeeming the Notes pursuant to Section 3.10, if applicable; and
(6)    conducting such other activities as are related to the foregoing or are necessary, appropriate or desirable to effectuate the Transactions and the transactions related thereto.
(b)    Prior to the Completion Date, the Escrow Issuer shall not own, hold or otherwise have any interest in any assets other than the Escrowed Property, cash and Cash Equivalents.
(c)    The covenants in this Indenture will generally not apply to the Permanent Issuer and its Restricted Subsidiaries until the Completion Date. However, following the Completion

Date, all covenants set forth herein will be deemed to have been applicable to Permanent Issuer and its Restricted Subsidiaries beginning on the Issue Date and, to the extent that the Permanent Issuer and its Restricted Subsidiaries took any action or inaction after the Issue Date and prior to the Completion Date that would have been prohibited under this Indenture, the Issuer will be in default on such date. Without limiting the foregoing, if a Change of Control with respect to any series of Notes occurs prior to the Completion Date, such event will be deemed to have occurred on such date.
Section 4.14    Organizational Existence.
Subject to Article 5 and Section 10.04 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:
(a)    in the case of the Escrow Issuer, its limited liability company existence, and, in the case of the Permanent Issuer, its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and
(b)    the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.
Section 4.15    Offer to Repurchase Upon Change of Control.
(a)    Upon the occurrence of a Change of Control with respect to any series of Notes, the Company will make an offer (a “Change of Control Offer”) to each Holder of Notes of such series to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes of such series at a purchase price in cash equal to 101% of the aggregate principal amount of Notes of such series repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment Date”), subject to the rights of Holders of such Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control with respect to any series of Notes, the Company will mail a notice to each Holder of Notes of such series describing the transaction or transactions that constitute the Change of Control and stating:
(1)    that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes of such series tendered will be accepted for payment;
(2)    the purchase price and the expiration date of the Change of Control Offer, which shall be no earlier than 30 days and no later than 60 days from the date such notice is sent;
(3)    that any Note not tendered will continue to accrue interest;

(4)    that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
(5)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6)    that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, electronic image scan, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
(7)    that Holders whose Notes are being purchased only in part will be issued new Notes of the same series equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.
(b)    Promptly following the expiration of the Change of Control Offer, the Company will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, the Company will, on the Change of Control Payment Date:
(1)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes of the applicable series or portions of Notes of such series properly tendered; and
(2)    deliver or cause to be delivered to the Trustee the Notes of such series properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes of such series or portions of Notes of such series being purchased by the Company.
The Paying Agent will promptly deliver (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes of such series properly tendered the Change of Control Payment for such Notes of such series (or, if all the Notes of such series are then in global form, it will make such payment through the facilities of DTC), and the Issuer will promptly issue a new Note of such series, and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee, upon the written request of the Issuer, will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note of such series equal in principal amount to any unpurchased portion of the Notes of such series surrendered, if any. The Company will announce to the Holders of the Notes of any series the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date with respect to such series.
(c)    Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer with respect to the Notes of any series upon a Change of Control with respect to such series if (1) a third party makes the Change of Control Offer with respect to the Notes of any series in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes of such series properly tendered and not withdrawn under the Change of Control Offer with respect to such series, (2) notice of redemption of all outstanding Notes of such series has been given pursuant to Section 3.03 hereof, unless and until there is a default in payment of the applicable redemption price, or (3) in connection with or in contemplation of any Change of Control with respect to the Notes of such series, the Company has made an offer to purchase (an “Alternate Offer”) any and all Notes of such series validly tendered at a cash price equal to or higher than the Change of Control Payment applicable to such series and has purchased all Notes of such series properly tendered in accordance with the terms of the Alternate Offer.
(d)    Notwithstanding anything to the contrary contained herein, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control with respect to the Notes of any series, conditioned upon the consummation of such Change of Control with respect to such series, if a definitive agreement is in place for the Change of Control with respect to such series at the time the Change of Control Offer or Alternate Offer with respect to such series is made. The settlement date of any such Change of Control Offer or Alternate Offer made in advance of a Change of Control with respect to any series may be changed to conform to the actual closing date of such Change of Control with respect to such series; provided that such settlement date is not earlier than 30 days nor later than 60 days from the date the Change of Control Offer notice is sent as described in Section 4.15(a).
(e)    In the event that Holders of not less than 90% of the aggregate principal amount of the then-outstanding Notes of any series accept a Change of Control Offer or Alternate Offer with respect to such series and the Company (or a third party making the Change of Control Offer or Alternate Offer in lieu of the Company as described in paragraph (c) above) purchases all of the Notes of such series held by such Holders, the Issuer will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the Notes of such series that remain outstanding following such purchase at a redemption price equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes of such series that remain outstanding, to the date of redemption (subject to the rights of Holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Section 4.16    Additional Note Guarantees.
If any Restricted Subsidiary (including any acquired or newly created Restricted Subsidiary) Guarantees any Indebtedness under a Credit Facility or capital markets debt securities incurred or issued by the Company or any other Restricted Subsidiary or otherwise creates, incurs, issues, assumes or becomes directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness under a Credit Facility or capital markets debt securities, in each case, other, than the Notes, then, in either case, such Restricted Subsidiary will become a Guarantor of the Notes of each series by executing a supplemental indenture in substantially the form of Exhibit D hereto and delivering an Officers’ Certificate and an Opinion of Counsel to the Trustee within 30 days after the date that Restricted Subsidiary was acquired or created or on which it Guaranteed or otherwise created, incurred, issued, assumed or became directly or indirectly liable with respect to such Indebtedness.
Section 4.17    Designation of Restricted and Unrestricted Subsidiaries.
The Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under Section 4.07 hereof or represent a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant.
The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.18    Covenant Termination.
With respect to any series of Notes, notwithstanding any provision of this Indenture or of the Notes of such series to the contrary, if at any time following the Completion Date (a) the Notes of such series obtain at least two of any of the following three ratings: (i) Baa3 or better by Moody’s, (ii) BBB- or better by S&P and (iii) BBB- or better from Fitch (or, if any of such entities ceases to rate the Notes of such series for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency) and (b) no Default or Event of Default shall have occurred and is continuing under this Indenture with respect to such series, then upon delivery by the Company to the Trustee of an Officers’ Certificate certifying to such events, Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.17 and 5.01(a)(4) of this Indenture will be terminated and the limitations in such covenants will cease to apply with respect to such series and no Default or Event of Default shall result from any failure to comply with any of the provisions of such Sections. The Trustee shall not have any obligation to monitor the ratings of the Notes.
ARTICLE 5
SUCCESSORS
Section 5.01    Merger, Consolidation or Sale of Assets.
(a)    The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the survivor) or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:
(1)    either (a) the Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2)    the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;
(3)    immediately after giving effect to such transaction, no Default or Event of Default exists;
(4)    in the case of a transaction involving the Company, immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, either
(A)    the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale,

assignment, transfer, conveyance, lease or other disposition has been made, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or
(B)    the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; and
(5)    the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture, if any, comply with this Indenture.
(b)    [Reserved].
(c)    This Section 5.01 will not apply to (1) any statutory conversion of the Company to a corporation or another form of entity or (2) any sale, assignment, transfer, conveyance, lease or other disposition of properties or assets between or among the Company and its Restricted Subsidiaries. Clauses (3) and (4) of Section 5.01(a) will not apply to (1) any merger or consolidation of the Company with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reorganizing the Company in another jurisdiction.
Section 5.02    Successor Issuer Substituted.
Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Issuer in accordance with Section 5.01 in which the Issuer is not the surviving entity, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” shall refer instead to the successor Person and not to the predecessor Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the predecessor Issuer herein, and thereafter (except in the case of a lease of all or substantially all of the Issuer’s properties or assets), the predecessor Issuer will be relieved of all obligations and covenants under this Indenture and the Notes and, upon receipt of an Officers’ Certificate and an Opinion of Counsel, the Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor and such discharge and relief of such predecessor Issuer.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01    Events of Default.
Each of the following is an “Event of Default” with respect to the Notes of a series:

(a)    default for 30 days in the payment when due of interest, if any, on the Notes of such series;
(b)    default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes of such series;
(c)    failure by the Company to comply with its obligations to offer to purchase or purchase the Notes of such series pursuant to Sections 4.10 or 4.15 hereof or failure by the Issuer to comply with the provisions of Section 5.01 hereof;
(d)    failure by the Company for 180 days after notice (1) to the Company by the Trustee or (2) to the Company and the trustee by Holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding to comply with Section 4.03 hereof;
(e)    failure by the Issuer for 60 days after notice (1) to the Company by the Trustee or (2) to the Company and the trustee by Holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding to comply with any of its other agreements in this Indenture;
(f)    default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:
(1)    is caused by a failure to pay principal of, premium, if any, on, and interest, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or
(2)    results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; provided, however, that if, prior to any acceleration of the Notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 30 Business Day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the Notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;
(g)    failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days;

(h)    the Company or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
(1)    commences a voluntary case,
(2)    consents to the entry of an order for relief against it in an involuntary case,
(3)    consents to the appointment of a custodian of it or for all or substantially all of its property,
(4)    makes a general assignment for the benefit of its creditors, or
(5)    announces publicly that it generally is not paying its debts as they become due;
(i)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(1)    is for relief against the Company or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;
(2)    appoints a custodian of the Company or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or
(3)    orders the liquidation of the Company or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;
and in each case the order or decree remains unstayed and in effect for 60 consecutive days; and
(j)    except as permitted by this Indenture, any Note Guarantee with respect to the Notes of such series is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee with respect to the Notes of such series.
Section 6.02    Acceleration.
In the case of an Event of Default with respect to any series specified in clause (h) or (i) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, the principal of, and accrued and unpaid interest, if any, on all outstanding Notes of such series will become due and payable immediately without further action or notice. If any other Event of Default with respect to the Notes of a series occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series may declare the principal of, and accrued and unpaid interest, if any, on all outstanding Notes of such series to be due and payable immediately.
The Holders of a majority in aggregate principal amount of the then outstanding Notes of any series by written notice to the Trustee may, on behalf of all of the Holders of all the Notes of such series, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, premium, if any, on, and interest, if any, on the Notes of such series that has become due solely because of the acceleration) have been cured or waived.
Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders of any series (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Issuer and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default (a “Default Direction”) shall be deemed a continuing representation until the resulting Event of Default with respect to such series of Notes is cured or otherwise ceases to exist or the Notes of such series are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Noteholder’ s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes of such series in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.
If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes of such series, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an officer’s certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Default, Event of Default or acceleration (or notice thereof) with respect to such series that resulted from the applicable Noteholder Direction, the cure period with respect to such Default with respect to such series shall be automatically stayed and the cure period with respect to such Default or Event of Default with respect to such series shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction with respect to such series, but prior to acceleration of the Notes of such series, the Issuer provides to the Trustee an officer’s certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default with respect to such series shall be automatically stayed and the cure period with respect to any Default or Event of Default with respect to such series that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes of such series held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio with respect to such series, with the effect that such Default or Event of Default with respect to such series shall be deemed never to have occurred, acceleration with respect to such series voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default with respect to such series.
Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default with respect to any series specified in clause (h) or (i) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, shall not require compliance with the foregoing paragraph.
For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with the Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall not have any liability to the Issuer, any holder or any other Person in acting in good faith on a Noteholder Direction.
Section 6.03    Other Remedies.
If an Event of Default with respect to any series occurs and is continuing, and is known to the Trustee, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, on, and interest, if any, on, the Notes of such series or to enforce the performance of any provision of the Notes of such series or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes of such series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note of any series in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default with respect to such series. All remedies are cumulative to the extent permitted by law.
Section 6.04    Waiver of Past Defaults.
The Holders of a majority in aggregate principal amount of the then outstanding Notes of any series by written notice to the Trustee may, on behalf of the Holders of all of the Notes of such series waive any existing Default or Event of Default with respect to such series and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium, if any, on, and interest, if any, on, the Notes of such series (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes of any series may rescind an acceleration with respect to such Notes and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to such series arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default with respect to such series or impair any right consequent thereon.
Section 6.05    Control by Majority.
With respect to the Notes of a series, Holders of a majority in aggregate principal amount of the then outstanding Notes of such series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes of such series or that may involve the Trustee in personal liability.
Section 6.06    Limitation on Suits.
No Holder of a Note of any series may pursue any remedy with respect to this Indenture or the Notes unless:
(a)    such Holder has previously given to the Trustee written notice that an Event of Default with respect to such series is continuing;
(b)    Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series make a written request to the Trustee to pursue the remedy;
(c)    such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
(d)    the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and
(e)    during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes of such series do not give the Trustee a direction inconsistent with such request.
A Holder of a Note of any series may not use this Indenture to prejudice the rights of another Holder of a Note of such series or to obtain a preference or priority over another Holder of a Note of such series.
Section 6.07    Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note of any series to receive payment of principal of, premium, if any, on, and interest, if any, on, the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be amended or waived in a manner adverse to such Holder without the consent of such Holder.
Section 6.08    Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(a) or (b) hereof occurs with respect to any series and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, on, and interest, if any, remaining unpaid on, the Notes of such series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09    Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes of any series allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitle d and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Notes of any series any plan of reorganization, arrangement, adjustment or composition affecting the Notes of such series or the rights of any Holder of Notes of such series, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10    Priorities.
If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of the Notes of each series for amounts due and unpaid on the Notes of each series for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes of each series for principal, premium, if any, and interest, if any, respectively; and
Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders of the Notes pursuant to this Section 6.10.
Section 6.11    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note of any series pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes of any series.
ARTICLE 7
TRUSTEE
Section 7.01    Duties of Trustee.
(a)    If an Event of Default with respect to any series has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
(b)    Except during the continuance of an Event of Default with respect to any series:
(1)    the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(2)    the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3)    the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
(e)    No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.
(f)    The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02    Rights of Trustee.
(a)    The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting as a result of its reasonable belief that any resolution, certificate, statement, instrument, opinion, report, notice, request consent, order, direction, approval or other paper or any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)    The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)    The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Company.

(f)    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
(g)    The Trustee shall not be deemed to have notice of a Default or an Event of Default unless a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default.
(h)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood or such loss or damage and regardless of the form of action.
(i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(j)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(k)    The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
Section 7.03    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04    Trustee’s Disclaimer.
The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05    Notice of Defaults.
If a Default or Event of Default with respect to any series of Notes occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee will mail to Holders of the Notes of such series a notice of the Default or Event of Default within 90 days after the Trustee becomes aware of any such Default or Event of Default. Except in the case of a Default or Event of Default with respect to any series in payment of principal of, premium, if any, on, and interest, if any, on, any Note of such series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes of such series.
Section 7.06    [Reserved].
Section 7.07    Compensation and Indemnity.
(a)    The Issuer will pay to the Trustee from time to time documented compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee promptly upon request for all documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the documented compensation, disbursements and expenses of the Trustee’s agents and counsel.
(b)    The Issuer and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct. The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve the Issuer or any of the Guarantors of their obligations hereunder. The Issuer or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuer will pay the documented fees and expenses of such counsel. None of the Issuer or any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.
(c)    The obligations of the Issuer and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
(d)    To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, on, and interest, if any, on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
(e)    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services

(including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.08    Replacement of Trustee.
(a)    A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
(b)    The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
(1)    the Trustee fails to comply with Section 7.10 hereof;
(2)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)    a custodian or public officer takes charge of the Trustee or its property; or
(4)    the Trustee becomes incapable of acting.
(c)    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
(d)    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(e)    If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09    Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.
Section 7.10    Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.
With respect to any series of Notes, the Issuer may at any time, at the option of its Board of Directors evidenced by resolutions set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes of such series upon compliance with the conditions set forth below in this Article 8. To the extent the Issuer exercises its option to effect Legal Defeasance or Covenant Defeasance, such election may be made with respect to the 2026 Notes only, the 2029 Notes only, or any combination thereof.
Section 8.02    Legal Defeasance and Discharge.
Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02 with respect to any series of Notes, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes of such series (including the Note Guarantees with respect to such Notes of such series) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”) with respect to the Notes of such series. For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of such series (including the Note Guarantees with respect to the Notes of such series), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes of such series, the Note Guarantees with respect to the Notes of such series and this Indenture with respect to the Notes of such series (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
(a)    the rights of Holders of outstanding Notes of such series to receive payments in respect of the principal of, premium, if any, on, and interest, if any, on, such Notes of such series when such payments are due from the trust referred to in Section 8.04 hereof;

(b)    the Issuer’s obligations with respect to such Notes of such series under Sections 2.03, 2.04, 2.06, 2.07, 2.10, and 2.11 and Section 4.02 hereof;
(c)    the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and
(d)    this Article 8.
Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03    Covenant Defeasance.
Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to any series of Notes, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their respective obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16 and 4.17 hereof and clause (4) of Section 5.01(a) hereof with respect to the outstanding Notes of such series on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”) with respect to the Notes of such series, and the Notes of such series will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of the Notes of such series (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes of such series will not be deemed outstanding for accounting purposes to the extent permitted by GAAP). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of a series and Note Guarantees with respect to the Notes of such series, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default with respect to the Notes of such series under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes of such series and Note Guarantees with respect to the Notes of such series will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof with respect to any series of Notes of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c), (d), (e), (f), (g) and (j) hereof will not constitute Events of Default with respect to such series of Notes.
Section 8.04    Conditions to Legal or Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance with respect to Notes of any series under either Section 8.02 or 8.03 hereof:
(a)    the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such series, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of an accounting, appraisal or investment banking firm of national standing, to pay the principal of, premium, if any, on, and interest, if any, on, the outstanding Notes of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes of such series are being defeased to such stated date for payment or to a particular redemption date (provided that if such redemption requires the payment of an Applicable Premium with respect to any series of Notes (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay such Applicable Premium as determined on such date);
(b)    in the case of an election under Section 8.02 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:
(1)    the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or
(2)    since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of the Notes of such series for U.S. Federal income tax purposes of the outstanding Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)    in the case of an election under Section 8.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the beneficial owners of the Notes of such series for U.S. Federal income tax purposes of the outstanding Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d)    no Default or Event of Default with respect to the Notes of such series has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);
(e)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
(f)    the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of the Notes of such series over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(g)    the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes of a series will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes of such series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of such series of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.
The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes of any series.
Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06    Repayment to Issuer.
Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, on, and interest, if any, on, any Note of any series and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note of such series will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07    Reinstatement.
If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes of the applicable series and the Note Guarantees with respect to the Notes of such series will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, on, or interest, if any, on, any Note of any series following the reinstatement of its obligations, the Issuer will be subrogate d to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01    Without Consent of Holders of Notes.
Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes of any series, the Note Guarantees with respect to any series of Notes or the Escrow Agreement for any series of Notes:
(a)    to cure any ambiguity, defect or inconsistency;
(b)    to provide for uncertificated Notes in addition to or in place of certificated Notes;
(c)    to provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders of the Notes of each series and Note Guarantees with respect to the Notes of each series in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s properties or assets, as applicable, including any assumption of the obligations of the Escrow Issuer by the Permanent issuer in accordance with the terms of this Indenture;
(d)    to make any change that would provide any additional rights or benefits to the Holders of the Notes of such series or that does not adversely affect the legal rights under this Indenture of any Holder of such series of Notes, including to comply with requirements of the SEC or DTC in order to maintain the transferability of the Notes pursuant to Rule 144A or Regulation S;
(e)    to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
(f)    to conform the text of this Indenture, the Notes of any series or the Note Guarantees with respect to Notes of any series to any provision of the “Description of Notes” section of the Offering Circular;

(g)    to provide for the issuance of Additional Notes of a series in accordance with the limitations set forth in this Indenture as of the date hereof;
(h)    to secure the Notes of such series or the Note Guarantees with respect to such series of Notes pursuant to the requirements of Section 4.12 hereof;
(i)    to add any additional Guarantee of the Notes of such series as provided in this Indenture or otherwise, or to evidence the release of any Guarantor from its Note Guarantee with respect to the Notes of any series as provided in this Indenture; or
(j)    to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee.
Section 9.02    With Consent of Holders of Notes.
Except as provided below in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.10 and 4.15 hereof) and the Notes of any series and the Note Guarantees with respect to any series of Notes or the Escrow Agreement for any series of Notes with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of each series affected thereby (including Additional Notes of such series, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes of such series), and any existing Default or Event of Default with respect to any series of Notes or compliance with any provision of this Indenture or the Notes of any series or the Note Guarantees with respect to an series of Notes or the Escrow Agreement for any series of Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of each series affected thereby (including Additional Notes of such series, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes of such series). Section 2.08 hereof shall determine which Notes of any series are considered to be “outstanding” for purposes of this Section 9.02. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes of a series held by a non-consenting Holder):
(a)    reduce the principal amount of Notes of such series whose Holders must consent to an amendment, supplement or waiver;
(b)    reduce the principal of or change the fixed maturity of any Note of such series or alter or waive any of the provisions with respect to the redemption or repurchase of the Notes of such series (other than provisions under Sections 3.09, 4.10 or 4.15 or the minimum notice required with respect to any redemption of Notes pursuant to Article 3);
(c)    reduce the rate of or change the time for payment of interest, including default interest, on any Note of such series;
(d)    waive a Default or Event of Default in the payment of principal of, premium, if any, on, or interest, if any, on the Notes of such series (except a rescission of acceleration of the Notes of such series by the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series and a waiver of the payment default that resulted from such acceleration);

(e)    make any Note payable in money other than that stated in the Notes of such series;
(f)    make any change in the provisions of this Indenture relating to waivers of past Defaults with respect to such series or the rights of Holders of the Notes of such series to receive payments of principal of, premium, if any, on, or interest, if any, on, the Notes of such series (other than as permitted in clause (g) below);
(g)    waive a redemption or repurchase payment with respect to any Note of such series (other than a payment required by Section 3.09, 4.10 or 4.15);
(h)    release any Guarantor from any of its obligations under its Note Guarantee with respect to the Notes of such series or this Indenture, except in accordance with the terms of this Indenture; or
(i)    make any change in the preceding amendment, supplement and waiver provisions.
It is not necessary for the consent of the Holders of the Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of the Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
Section 9.03    Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder unless it makes a change described in any of clauses (a) through (i) of the first paragraph of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to such amendment, supplement or waiver and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder’s Note.
Section 9.04    Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 9.05    Trustee to Sign Amendments, etc.
The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the legal, valid and binding obligation of the Issuer enforceable against it in accordance with its terms.
Section 9.06    Effect of Supplemental Indentures.
Upon the execution of any amended or supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such amended or supplemental indenture shall form a part of this Indenture for all purposes and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, unless such amended or supplemental indenture makes a change described in any of clauses (a) through (i) of the first paragraph of Section 9.02, in which case, such amended or supplemental indenture shall bind only each Holder of a Note who has consented to such amended or supplemental indenture and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder’s Note.
ARTICLE 10
NOTE GUARANTEES
Section 10.01    Guarantee.
(a)    Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally Guarantees to each Holder of a Note of each series authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes of any series or the obligations of the Issuer hereunder or thereunder, that:
(1)    the principal of, premium, if any, on, and interest, if any, on, the Notes of each series will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, on, and interest, if any, on, the Notes of each series, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and
(2)    in case of any extension of time of payment or renewal of any Notes of any series or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection.
(b)    The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes of any series or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes of each series with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete payment of all amounts due under the Notes of each series and this Indenture.
(c)    If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
(d)    Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
Section 10.02    Limitation on Guarantor Liability.
Each Guarantor and, by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
Section 10.03    Execution and Delivery of Note Guarantee.
The Note Guarantee of any Guarantor shall be evidenced solely by its execution and delivery of this Indenture (or, in the case of any Guarantor that is not party to this Indenture as of the date hereof, a supplemental indenture) and not by an endorsement on, or attachment to, any Note of any Note Guarantee or notation thereof. Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall be and remain in full force and effect notwithstanding any failure to endorse on any Note a notation of such Note Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantees set forth in this Indenture on behalf of each of the Guarantors.
Section 10.04    Guarantors May Consolidate, etc., on Certain Terms.
Except as otherwise provided in Section 10.05 hereof, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:
(a)    immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists; and
(b)    either:
(1)    subject to Section 10.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under its Note Guarantee and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; or
(2)    such transaction or series of transactions does not violate Section 4.10 hereof.
In case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee of the Guarantor and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Note Guarantees relating to Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (b)(1) and (2) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or other disposition of the properties or assets of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.
Section 10.05    Releases.
Notwithstanding Section 10.04, the Note Guarantee of a Guarantor with respect to a series of Notes shall be released:
(a)    in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof;
(b)    in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof and such Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;
(c)    upon designation of such Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture; or
(d)    at such time as such Guarantor does not Guarantee any Indebtedness under a Credit Facility or capital markets debt securities incurred or issued by the Company or any other Restricted Subsidiary and has not created, incurred, issued or assumed or is directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness under a Credit Facility or capital markets debt securities, in each case, other than the Notes.
In addition, the Note Guarantees of all Guarantors of a series of Notes will be released, with respect to any series of Notes, upon Legal Defeasance or Covenant Defeasance with respect to such series in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof.
Any release pursuant to the foregoing shall be deemed to occur automatically, without further action by the Trustee or Holders of Notes of any series, upon delivery by the Company of an Officers’ Certificate stating that the conditions to such release have been satisfied. Any Guarantor not released from its obligations under its Note Guarantee with respect to any series of Notes as provided in this Section 10.05 will remain liable for the full amount of principal of, premium, if any, on, and interest, if any, on, the Notes of such series and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.
ARTICLE 11
SATISFACTION AND DISCHARGE
Section 11.01    Satisfaction and Discharge.
This Indenture will be satisfied and discharged and will cease to be of further effect as to all Notes of a series issued hereunder (except as to surviving rights of registration of transfer or exchange of the Notes of such series and as otherwise specified in this Article 11), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging such satisfaction and discharge of this Indenture, when:
(a)    either:
(1)    all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes of such series that have been replaced or paid and Notes of such series for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or
(2)    all Notes of such series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and either the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes of such series, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of such series not delivered to the Trustee for cancellation for principal, premium, if any, and interest, if any, to the date of Stated Maturity or redemption (provided that if such redemption requires the payment of any Applicable Premium with respect to any series of Notes, (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay such Applicable Premium as determined by such date);
(b)    the Issuer has paid or caused to be paid all other sums payable by the Issuer under this Indenture with respect to such series of Notes; and
(c)    the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at Stated Maturity or on the redemption date, as the case may be.
In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 11.02    Application of Trust Money.
Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes of the applicable series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes of the applicable series shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, on, and interest, if any, on, any Notes of any series because of the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
Notwithstanding the above, the Trustee shall pay to the Company from time to time upon its request any money or Government Securities held by the Trustee as provided in this Section 11.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect satisfaction and discharge under this Article 11.
Any money or Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Note of any series and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note of such series shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.
ARTICLE 12
ESCROW MATTERS
Section 12.01    Escrow Account.
(a)    On the Issue Date, the Issuer, the Escrow Agents and the Trustee will enter into the Escrow Agreements, and on the Issue Date, the Issuer will deposit (or cause to be deposited) into the applicable Escrow Account for each series of Notes an amount equal to the gross proceeds of the offering of the Notes of such series sold on the Issue Date (together with any additional amounts (as determined solely by the Escrow Issuer) as may be necessary to fund the redemption of all the Notes of such series at the Special Mandatory Redemption Price for such series on the Special Mandatory Redemption Date for such series based on the Escrow Outside Date). The Company will only be entitled to cause the applicable Escrow Agent to release Escrowed Property under each Escrow Agreement (in which case the Escrowed Property will be paid to or as directed by the Company) upon delivery to the applicable Escrow Agent and the Trustee, on or prior to the Escrow Outside Date, of the Escrow Release Officer’s Certificate under the applicable Escrow Agreement, certifying that the Escrow Conditions have been, or substantially concurrently with the release of the Escrowed Property, will be, satisfied. By its acceptance of the Note of any series, each Holder shall be deemed to have authorized and directed the Trustee to execute, deliver and perform its obligations under the Escrow Agreement for such series.
(b)    The Escrow Issuer will not be required to make a Special Mandatory Redemption following the Escrow Release.
Section 12.02    Special Mandatory Redemption.
If a Special Mandatory Redemption of the Notes of any series is to occur pursuant to Section 3.10 hereof, the Escrow Agreement with respect to such series of Notes provides that the Escrow Agent under such Escrow Agreement will cause the liquidation of all Escrowed Property then held by it under such Escrow Agreement and cause the release of the proceeds of such liquidated Escrowed Property to the Trustee in accordance with the terms of such Escrow Agreement. The Trustee shall apply such proceeds to the payment of the Special Mandatory Redemption Price for such series of Notes, as set forth in Section 3.10 hereof.
Section 12.03    Release of Escrowed Property.
With respect to the Notes of each series, upon the satisfaction of the Escrow Conditions and the receipt by the Trustee and the Escrow Agent under the Escrow Agreement for such series of the Escrow Release Officer’s Certificate, the Escrow Agreement for such series provides that the Escrow Agent under such Escrow Agreement will cause the liquidation of all Escrowed Property under such Escrow Agreement then held by it and cause the release of the proceeds of such liquidated Escrowed Property to or on the order of the Company on the Completion Date in accordance with the terms of such Escrow Agreement.
Section 12.04    Permanent Issuer Assumption.
Notwithstanding anything to the contrary in this Indenture, on the Completion Date,
(a)    the Escrow Issuer shall merge with and into the Permanent Issuer, with the Permanent Issuer as the surviving corporation, and the Permanent Issuer shall assume all obligations of the Escrow Issuer in respect of the Notes of each series and this Indenture on the Completion Date upon satisfaction of the Escrow Conditions, as if the Permanent Issuer had itself issued such Notes:
(b)    the Permanent Issuer and each Initial Guarantor shall execute and deliver to the Trustee a supplemental indenture in the form of Exhibit E hereto pursuant to which (i) the Permanent Issuer will become a party to this Indenture and expressly assume the Escrow Issuer’s obligations under the Notes and this Indenture, the Permanent Issuer will be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Escrow Issuer will be released from all obligations hereunder and (ii) each Initial Guarantor will become a Guarantor under this Indenture;
(c)    the Permanent Issuer and each of the Initial Guarantors shall execute and deliver to the Initial Purchasers a joinder to the Purchase Agreement in the form attached as Annex 1 thereto; and
(d)    the Escrow Issuer shall have delivered the Escrow Release Officer’s Certificate required under Section 3(b)(i) of each Escrow Agreement as to satisfaction of all Escrow Conditions under each Escrow Agreement.
ARTICLE 13
MISCELLANEOUS
Section 13.01    [Reserved].
Section 13.02    Notices.
Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing in the English language and delivered in Person or by first class mail (registered or certified, return receipt requested), electronic image scan, facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Issuer and the Guarantors:
Chesapeake Energy Corporation
610 North Western Avenue, Oklahoma City
Oklahoma 73118
Email Address: jim.webb@chk.com
Attention: General Counsel

If to the Trustee:
Deutsche Bank Trust Company Americas
Trust and Agency Services
60 Wall Street, 24th Floor
Mail Stop: NYC60-2405
New York, New York 10005
USA
Attn: Corporates Team, Chesapeake Energy, Deal ID SF4180
Facsimile: (732) 578-4635
Email Address: chris.niesz@db.com

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications. Notices given by publication will be deemed given on the first date on which publication is made.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by electronic image scan or facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar, except that all notices and communications to the Depositary as a Holder shall be given in the manner it prescribes, notwithstanding anything to the contrary indication herein. Failure to send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Issuer sends a notice or communication to Holders, it will send a copy to the Trustee and each Agent at the same time.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
Section 13.03    [Reserved].
Section 13.04    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(a)    an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(b)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
(a)    a statement that the person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(d)    a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an Officer with respect to any Person may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon certificates of public officials or upon a certificate or opinion of, or representations by, an Officer or Officers with respect to any Person stating that the information with respect to such factual matters is in the possession of such Person (or, if such Person is a limited partnership, such Person’s general partner) unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Section 13.06    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07    No Personal Liability of Directors, Managers, Officers, Employees and Members.
No director, manager, officer, member, partner, employee, incorporator or other owner of Capital Stock of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 13.08    Governing Law.
THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.
Section 13.09    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 13.10    Successors.
All agreements of the Issuer in this Indenture and the Notes will bind its successors, except as provided in Section 5.02. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.
Section 13.11    Severability.
In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 13.12    Counterpart Originals.
The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties
Section 13.13    Table of Contents, Headings, etc.
The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 13.14    Payment Date Other Than a Business Day.
If any payment with respect to any principal of, premium, if any, on, or interest, if any, on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.
Section 13.15    Evidence of Action by Holders.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given, made or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and may be given, made or taken in connection with a purchase of, or tender offer or exchange offer for, outstanding Notes; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 13.15.
Without limiting the generality of this Section 13.15, unless otherwise provided in or pursuant to this Indenture, (i) a Holder, including a Depositary or its nominee that is a Holder of a Global Note, may give, make or take, by an agent or agents duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture to be given, made or taken by the Holders, and a Depositary or its nominee that is a Holder of a Global Note may duly appoint in writing as its agent or agents members of, or participants in, such Depositary holding interests in such Global Note in the records of such Depositary; and (ii) with respect to any Global Note the Depositary for which is DTC, any consent or other action given, made or taken by an “agent member” of DTC by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, DTC shall be deemed to constitute the “Act” of the Holder of such Global Note, and such Act shall be deemed to have been delivered to the Company and the Trustee upon the delivery by DTC of an “agent’s message” or other notice of such consent or other action having been so given, made or taken in accordance with the customary procedures of DTC.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
(c)    Notwithstanding anything to the contrary contained in this Section 13.15 or elsewhere in this Indenture, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.03.
(d)    If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of the Holders entitled to give, make or take such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of the Holders generally in connection therewith or the date of the most recent list of the Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.05 and not later than the date such solicitation is completed. If such a record date is fixed, then notwithstanding the second sentence of Section 9.03, any instrument embodying and evidencing such request, demand, authorization, direction, notice, consent, waiver or other Act may be executed before or after such record date, but only the Holders of record at the close of business on such record date (whether or not such Persons were Holders before, or continue to be Holders after, such record date) shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have given, made or taken such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such Act by the Holders of record on any record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after such record date.
(e)    Subject to Section 9.03, any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
(f)    Without limiting the foregoing, a Holder entitled hereunder to give, make or take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
Section 13.16    Benefit of Indenture.
Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 13.17    Language of Notices, Etc.
Any request, demand, authorization, direction, notice, consent, waiver or Act required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.
Section 13.18    U.S.A. Patriot Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identities each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
Section 13.19    Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, pandemic, epidemic, wide spread health crisis, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the

Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
[Signatures on following page]

SIGNATURES

CHESAPEAKE ESCROW ISSUER LLC

By:	/s/ Domenic J. Dell'Osso, Jr.
	Name:	Domenic J. Dell'Osso, Jr.
	Title:	Sole Manager
[Signature Page to Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Bridgett Casanovas
Bridgett Casanovas
Vice President

By:	/s/ Robert Peschler
Robert Peschler
Vice President
[Signature Page to Indenture]

EXHIBIT A-I

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert Regulation S Temporary Legend, if applicable pursuant to the provisions of the Indenture]
No. ______________
$ ______________

CUSIP [165167 DF1]2/[U16450 BA2]3
5.500% Senior Notes due 2026
[CHESAPEAKE ESCROW ISSUER LLC]4

promises to pay to	or registered assigns, the principal sum of	DOLLARS
[or such greater or lesser amount as may be indicated on the attached Schedule of Exchanges of Interests in the Global Note] on February 1, 2026.

Interest Payment Dates: February 1 and August 1
Record Dates: January 15 and July 15

Dated: _______________________
2 Use for 144A Notes.
3 Use for Reg S Notes.
4 To be used before the Completion Date.
A-I-1

5

[CHESAPEAKE ESCROW ISSUER LLC]

By:
Name:
Title:

This is one of the 2026 Notes referred to in the within-mentioned Indenture:

Deutsche Bank Trust Company Americas, as Trustee

By:
5 To be used before the Completion Date.
A-I-2

[BACK OF NOTE]
5.500% SENIOR NOTES DUE 2026
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)    INTEREST. [Chesapeake Escrow Issuer LLC, a Delaware limited liability company]6 (the “Company” or the “Issuer”) promises to pay interest on the unpaid principal amount of this 2026 Note at 5.500% per annum. The Issuer will pay interest, if any, semi-annually in arrears on February 1 and August 1 of each year, beginning August 1, 2021 (each, an “Interest Payment Date”). Interest on the 2026 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this 2026 Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is equal to the then applicable interest rate on the 2026 Notes to the extent lawful; the Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), from time to time on demand at the same rate to the extent lawful.
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any payment with respect to any principal of, premium, if any, on, or interest, if any, on any 2026 Note (including any payment to be made on any date fixed for redemption or purchase of any 2026 Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.
(2)    METHOD OF PAYMENT. The Issuer will pay interest on the 2026 Notes (except defaulted interest), if any, to the Persons who are registered Holders of 2026 Notes at the close of business on the January 15 and July 15 next preceding each Interest Payment Date, even if such 2026 Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The 2026 Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, on, and interest, if any, on, all Global Notes and all other 2026 Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

6 To be used before the Completion Date.
A-I-3

(3)    PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
(4)    INDENTURE. The Issuer issued the 2026 Notes under an Indenture dated as of February 5, 2021 (the “Indenture”), among the Issuer, the Guarantors party thereto from time to time and the Trustee. The 2026 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this 2026 Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. [The 2026 Notes are unsecured obligations of the Issuer.]7 The Indenture does not limit the aggregate principal amount of 2026 Notes that may be issued thereunder.
(5)    OPTIONAL REDEMPTION.
(a)    At any time prior to February 5, 2023, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of 2026 Notes issued under the Indenture, upon notice as provided in the Indenture, at a redemption price equal to 105.500% of the principal amount of the 2026 Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date), with an amount of cash not greater than the net cash proceeds of an Equity Offering, provided that:
(A)    at least 65% of the aggregate principal amount of 2026 Notes originally issued on the date of the Indenture (excluding 2026 Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(B)    the redemption occurs within 180 days after the date of the closing of such Equity Offering.
(b)    At any time prior to February 5, 2023, the Issuer may on any one or more occasions redeem all or a part of the 2026 Notes, upon notice as provided in the Indenture, at a redemption price equal to 100% of the principal amount of the 2026 Notes redeemed, plus the 2026 Applicable Premium as of the redemption date, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.
(c)    In connection with any tender offer for the 2026 Notes that is a Change of Control Offer or Asset Sale Offer, if Holders of not less than 90% in aggregate principal amount of the then-outstanding 2026 Notes validly tender and do not validly withdraw such 2026 Notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the 2026 Notes validly tendered and not validly withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days
7 To be used after, but not before, the Completion Date.
A-I-4

following such purchase date, to redeem all 2026 Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder of 2026 Notes (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of such redemption.
(d)    The Issuer may redeem 2026 Notes when permitted by, and pursuant to the conditions in, Section 4.15(e) of the Indenture.
(e)    Except pursuant to the preceding paragraphs, the 2026 Notes will not be redeemable at the Issuer’s option prior to February 5, 2023.
(f)    On and after February 5, 2023, the Issuer may on any one or more occasions redeem all or a part of the 2026 Notes, upon notice as provided in the Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2026 Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 5 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage

2023	102.750%
2024	101.375%
2025 and thereafter	100.000%
Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 2026 Notes or portions thereof called for redemption on the applicable redemption date.
(6)    MANDATORY REDEMPTION. [Except as provided in Section 9,]8 the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the 2026 Notes.
(7)    REPURCHASE AT THE OPTION OF HOLDER.
(a)    If there is a Change of Control with respect to the 2026 Notes, except as provided in the Indenture, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder of 2026 Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s 2026 Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control with respect to the 2026 Notes, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
(b)    If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess
8 To be used before the Completion Date.
A-I-5

Proceeds exceeds $50.0 million, the Company may be required to make an Asset Sale Offer to all Holders of 2026 Notes and all holders of other Indebtedness that is pari passu with the 2026 Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of 2026 Notes on the relevant record date to receive interest due on the relevant Interest Payment Date, and will be payable in cash. Holders of Definitive Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such 2026 Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the 2026 Notes.
(8)    NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed by first class mail (or sent electronically if DTC is the recipient), a notice of redemption to each Holder whose 2026 Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the 2026 Notes or a satisfaction and discharge of the Indenture pursuant to Article 8 or 11 thereof. Notices of redemption may be subject to conditions precedent as set forth in the Indenture. 2026 Notes and portions of 2026 Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the 2026 Notes of a Holder are to be redeemed, the entire outstanding amount of 2026 Notes held by such Holder shall be redeemed.
(9)    [SPECIAL MANDATORY REDEMPTION9.
(a)    In the event that the Company informs the Escrow Agent (2026 Notes) in writing prior to 5:00 p.m. (New York City time) on the Escrow Outside Date that, in the reasonable good faith judgment of the Company, the Effective Date will not occur on or prior to the Escrow Outside Date (the date of any such event being the “Special Termination Date”), the Issuer shall redeem the 2026 Notes (the “Special Mandatory Redemption”) at a price (the “Special Mandatory Redemption Price”) equal to 100% of the principal amount of the 2026 Notes, plus accrued and unpaid interest on the 2026 Notes, if any, from the Issue Date to, but excluding, the Special Mandatory Redemption Date, subject to the right of Holders of record of the 2026 Notes on the relevant record date to receive interest due on the relevant interest payment date.
(b)    Subject to Section 9(c) hereof, notice of the Special Mandatory Redemption will be delivered by the Company no later than one Business Day following the Special Termination Date, to the Trustee, the Escrow Agent (2026 Notes) and the Holders of the 2026 Notes substantially in the form attached as Exhibit F to the Indenture (the “Special Mandatory Redemption Notice”), which will provide that the 2026 Notes shall be redeemed on a date that is no later than the third Business Day after such notice is given by the Company in accordance with the terms of the Escrow Agreement (2026 Notes) and the Indenture (the “Special Mandatory Redemption Date”) or otherwise in accordance with the applicable procedures of DTC.

9 To be used before the Completion Date.
A-I-6

(c)    If, at or prior to 5:00 p.m. (New York City time) on the Escrow Outside Date, the Escrow Agent (2026 Notes) shall not have received any of (1) an Escrow Release Officer’s Certificate pursuant to Section 3(b)(i) of the Escrow Agreement (2026 Notes), (2) an Acceleration Notice (as defined in the Escrow Agreement (2026 Notes)) or (3) a Special Mandatory Redemption Notice pursuant to Section 3(b)(ii) of the Escrow Agreement (2026 Notes) or pursuant to Section 3.10(b) of the Indenture, then (x) the Issuer shall redeem the 2026 Notes in accordance with Section 9(a) hereof and (y) the Trustee shall, on the Escrow Outside Date, (i) send electronically, mail or cause to be mailed by first-class mail, postage prepaid, a Special Mandatory Redemption Notice to each Holder of 2026 Notes, substantially in the form attached as Exhibit F to the Indenture and (ii) deliver a Special Mandatory Redemption Notice for all 2026 Notes pursuant to Section 3(b)(ii) of the Escrow Agreement (2026 Notes) with respect to the 2026 Notes prior to 5:00 p.m. (New York City time) on the Escrow Outside Date.
(d)    On the Special Mandatory Redemption Date, the Escrow Agent (2026 Notes) shall pay to the Paying Agent for payment to each Holder of 2026 Notes the Special Mandatory Redemption Price for such Holder’s 2026 Notes and, concurrently with the payment to such Holders and after deduction for any unpaid fees and expenses of the Trustee and Escrow Agent, deliver any excess Escrowed Property (if any) to the Company. In the event that the Escrowed Property (2026 Notes) is insufficient to pay the Special Mandatory Redemption Price on the Special Mandatory Redemption Date, plus fees and expenses of the Trustee and Escrow Agent (2026 Notes), the Issuer shall deposit any shortfall with the Paying Agent on or prior to the Special Mandatory Redemption Date.
(10)    DENOMINATIONS, TRANSFER, EXCHANGE. The 2026 Notes are in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2026 Notes may be registered and 2026 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any 2026 Note or portion of a 2026 Note selected for redemption, except for the unredeemed portion of any 2026 Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any 2026 Notes for a period of 15 days before a selection of 2026 Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.
(11)    PERSONS DEEMED OWNERS. The registered Holder of a 2026 Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
(12)    AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, the Escrow Agreement for any series of Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of each series affected thereby including Additional Notes of such series, if any, voting as a single class, and any existing Default or Event of Default with respect to any series of Notes or compliance with any provision of the Indenture or the Notes of any series or the Note Guarantees with respect to any series of Notes or the Escrow Agreement for any series of Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding
A-I-7

Notes of each series affected thereby including Additional Notes of such series, if any, voting as a single class. Without the consent of any Holder of Notes, the Indenture, the Notes of any series or the Note Guarantees with respect to any series of Notes or the Escrow Agreement for any series of Notes may be amended or supplemented for certain purposes set forth in the Indenture.
(12)    DEFAULTS AND REMEDIES. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, the principal of, and accrued and unpaid interest, if any, on, all outstanding 2026 Notes will become due and payable immediately without further action or notice. If any other Event of Default with respect to the 2026 Notes occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding 2026 Notes may declare the principal of, and accrued and unpaid interest, if any, on, all outstanding 2026 Notes to be due and payable immediately. Holders may not enforce the Indenture or the 2026 Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then-outstanding 2026 Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders of the 2026 Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, on, and interest, if any, on the 2026 Notes) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then-outstanding 2026 Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium, if any, on, or interest, if any, on, the 2026 Notes (including in connection with an offer to purchase any 2026 Notes). The Issuer is required to deliver to the Trustee annually an Officers’ Certificate regarding compliance with the Indenture, and the Issuer is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a written statement specifying such Default or Event of Default.
(13)    TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
(14)    NO RECOURSE AGAINST OTHERS. No director, manager, officer, member, partner, employee, incorporator or other owner of Capital Stock of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the 2026 Notes, the Indenture, the Note Guarantees with respect to the 2026 Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2026 Notes by accepting a 2026 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2026 Notes.
(15)    AUTHENTICATION. This 2026 Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

A-I-8

(16)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(17)    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2026 Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 2026 Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
(18)    GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS 2026 NOTE AND THE NOTE GUARANTEES WITH RESPECT TO THIS 2026 NOTE.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma, Oklahoma 73118
73154-0496
A-I-9

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date: _________________	Your signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-I-10

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this 2026 Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:
☐ Section 4.10                ☐ Section 4.15
If you want to elect to have only part of the 2026 Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$ ____________________

Date: _________________	Your signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
A-I-11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*    This schedule should be included only if the Note is issued in global form.

A-I-12

EXHIBIT A-II

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert Regulation S Temporary Legend, if applicable pursuant to the provisions of the Indenture]
No. ______________
$ ______________

CUSIP [165167 DG9]10/[U16450 BB0]11
5.875% Senior Notes due 2029
[CHESAPEAKE ESCROW ISSUER LLC]12

promises to pay to	or registered assigns, the principal sum of	DOLLARS
[or such greater or lesser amount as may be indicated on the attached Schedule of Exchanges of Interests in the Global Note] on February 1, 2029.

Interest Payment Dates: February 1 and August 1
Record Dates: January 15 and July 15

Dated: _______________________
10 Use for 144A Notes.
11 Use for Reg S Notes.
12 To be used before the Completion Date.
A-II-1

13

[CHESAPEAKE ESCROW ISSUER LLC]

By:
Name:
Title:

This is one of the 2029 Notes referred to in the within-mentioned Indenture:

Deutsche Bank Trust Company Americas, as Trustee

By:
13 To be used before the Completion Date.
A-II-2

[BACK OF NOTE]
5.875% SENIOR NOTES DUE 2029
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)    INTEREST. [Chesapeake Escrow Issuer LLC, a Delaware limited liability company]14 (the “Company” or the “Issuer”) promises to pay interest on the unpaid principal amount of this 2029 Note at 5.875% per annum. The Issuer will pay interest, if any, semi-annually in arrears on February 1 and August 1 of each year, beginning August 1, 2021 (each, an “Interest Payment Date”). Interest on the 2029 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this 2029 Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is equal to the then applicable interest rate on the 2029 Notes to the extent lawful; the Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), from time to time on demand at the same rate to the extent lawful.
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any payment with respect to any principal of, premium, if any, on, or interest, if any, on any 2029 Note (including any payment to be made on any date fixed for redemption or purchase of any 2029 Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.
(2)    METHOD OF PAYMENT. The Issuer will pay interest on the 2029 Notes (except defaulted interest), if any, to the Persons who are registered Holders of 2029 Notes at the close of business on the January 15 and July 15 next preceding each Interest Payment Date, even if such 2029 Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The 2029 Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, on, and interest, if any, on, all Global Notes and all other 2029 Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

14 To be used before the Completion Date.
A-II-3

(3)    PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
(4)    INDENTURE. The Issuer issued the 2029 Notes under an Indenture dated as of February 5, 2021 (the “Indenture”), among the Issuer, the Guarantors party thereto from time to time and the Trustee. The 2029 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this 2029 Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. [The 2029 Notes are unsecured obligations of the Issuer.]15 The Indenture does not limit the aggregate principal amount of 2029 Notes that may be issued thereunder.
(5)    OPTIONAL REDEMPTION.
(a)    At any time prior to February 5, 2024, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of 2029 Notes issued under the Indenture, upon notice as provided in the Indenture, at a redemption price equal to 105.875% of the principal amount of the 2029 Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date), with an amount of cash not greater than the net cash proceeds of an Equity Offering, provided that:
(A)    at least 65% of the aggregate principal amount of 2029 Notes originally issued on the date of the Indenture (excluding 2029 Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(B)    the redemption occurs within 180 days after the date of the closing of such Equity Offering.
(b)    At any time prior to February 5, 2024, the Issuer may on any one or more occasions redeem all or a part of the 2029 Notes, upon notice as provided in the Indenture, at a redemption price equal to 100% of the principal amount of the 2029 Notes redeemed, plus the 2029 Applicable Premium as of the redemption date, plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.
(c)    In connection with any tender offer for the 2029 Notes that is a Change of Control Offer or Asset Sale Offer, if Holders of not less than 90% in aggregate principal amount of the then-outstanding 2029 Notes validly tender and do not validly withdraw such 2029 Notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the 2029 Notes validly tendered and not validly withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days
15 To be used after, but not before, the Completion Date.
A-II-4

following such purchase date, to redeem all 2029 Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder of 2029 Notes (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of such redemption.
(d)    The Issuer may redeem 2029 Notes when permitted by, and pursuant to the conditions in, Section 4.15(e) of the Indenture.
(e)    Except pursuant to the preceding paragraphs, the 2029 Notes will not be redeemable at the Issuer’s option prior to February 5, 2024.
(f)    On and after February 5, 2024, the Issuer may on any one or more occasions redeem all or a part of the 2029 Notes, upon notice as provided in the Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2029 Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 5 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage

2024	102.938%
2025	101.469%
2026 and thereafter	100.000%
Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 2029 Notes or portions thereof called for redemption on the applicable redemption date.
(6)    MANDATORY REDEMPTION. [Except as provided in Section 9,]16 the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the 2029 Notes.
(7)    REPURCHASE AT THE OPTION OF HOLDER.
(a)    If there is a Change of Control with respect to the 2029 Notes, except as provided in the Indenture, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder of 2029 Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s 2029 Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control with respect to the 2029 Notes, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
(b)    If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess
16 To be used before the Completion Date.
A-II-5

Proceeds exceeds $50.0 million, the Company may be required to make an Asset Sale Offer to all Holders of 2029 Notes and all holders of other Indebtedness that is pari passu with the 2029 Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of 2029 Notes on the relevant record date to receive interest due on the relevant Interest Payment Date, and will be payable in cash. Holders of Definitive Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such 2029 Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the 2029 Notes.
(8)    NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed by first class mail (or sent electronically if DTC is the recipient), a notice of redemption to each Holder whose 2029 Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the 2029 Notes or a satisfaction and discharge of the Indenture pursuant to Article 8 or 11 thereof. Notices of redemption may be subject to conditions precedent as set forth in the Indenture. 2029 Notes and portions of 2029 Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the 2029 Notes of a Holder are to be redeemed, the entire outstanding amount of 2029 Notes held by such Holder shall be redeemed.
(9)    [SPECIAL MANDATORY REDEMPTION17.
(a)    In the event that the Company informs the Escrow Agent (2029 Notes) in writing prior to 5:00 p.m. (New York City time) on the Escrow Outside Date that, in the reasonable good faith judgment of the Company, the Effective Date will not occur on or prior to the Escrow Outside Date (the date of any such event being the “Special Termination Date”), the Issuer shall redeem the 2029 Notes (the “Special Mandatory Redemption”) at a price (the “Special Mandatory Redemption Price”) equal to 100% of the principal amount of the 2029 Notes, plus accrued and unpaid interest on the 2029 Notes, if any, from the Issue Date to, but excluding, the Special Mandatory Redemption Date, subject to the right of Holders of record of the 2029 Notes on the relevant record date to receive interest due on the relevant interest payment date.
(b)    Subject to Section 9(c) hereof, notice of the Special Mandatory Redemption will be delivered by the Company no later than one Business Day following the Special Termination Date, to the Trustee, the Escrow Agent (2029 Notes) and the Holders of the 2029 Notes substantially in the form attached as Exhibit F to the Indenture (the “Special Mandatory Redemption Notice”), which will provide that the 2029 Notes shall be redeemed on a date that is no later than the third Business Day after such notice is given by the Company in accordance with the terms of the Escrow Agreement (2029 Notes) and the Indenture (the “Special Mandatory Redemption Date”) or otherwise in accordance with the applicable procedures of DTC.

17 To be used before the Completion Date.
A-II-6

(c)    If, at or prior to 5:00 p.m. (New York City time) on the Escrow Outside Date, the Escrow Agent (2029 Notes) shall not have received any of (1) an Escrow Release Officer’s Certificate pursuant to Section 3(b)(i) of the Escrow Agreement (2029 Notes), (2) an Acceleration Notice (as defined in the Escrow Agreement (2029 Notes)) or (3) a Special Mandatory Redemption Notice pursuant to Section 3(b)(ii) of the Escrow Agreement (2029 Notes) or pursuant to Section 3.10(b) of the Indenture, then (x) the Issuer shall redeem the 2029 Notes in accordance with Section 9(a) hereof and (y) the Trustee shall, on the Escrow Outside Date, (i) send electronically, mail or cause to be mailed by first-class mail, postage prepaid, a Special Mandatory Redemption Notice to each Holder of 2029 Notes, substantially in the form attached as Exhibit F to the Indenture and (ii) deliver a Special Mandatory Redemption Notice for all 2029 Notes pursuant to Section 3(b)(ii) of the Escrow Agreement (2029 Notes) with respect to the 2029 Notes prior to 5:00 p.m. (New York City time) on the Escrow Outside Date.
(d)    On the Special Mandatory Redemption Date, the Escrow Agent (2029 Notes) shall pay to the Paying Agent for payment to each Holder of 2029 Notes the Special Mandatory Redemption Price for such Holder’s 2029 Notes and, concurrently with the payment to such Holders and after deduction for any unpaid fees and expenses of the Trustee and Escrow Agent, deliver any excess Escrowed Property (if any) to the Company. In the event that the Escrowed Property (2029 Notes) is insufficient to pay the Special Mandatory Redemption Price on the Special Mandatory Redemption Date, plus fees and expenses of the Trustee and Escrow Agent (2029 Notes), the Issuer shall deposit any shortfall with the Paying Agent on or prior to the Special Mandatory Redemption Date.
(10)    DENOMINATIONS, TRANSFER, EXCHANGE. The 2029 Notes are in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2029 Notes may be registered and 2029 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any 2029 Note or portion of a 2029 Note selected for redemption, except for the unredeemed portion of any 2029 Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any 2029 Notes for a period of 15 days before a selection of 2029 Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.
(11)    PERSONS DEEMED OWNERS. The registered Holder of a 2029 Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
(12)    AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, the Escrow Agreement for any series of Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of each series affected thereby including Additional Notes of such series, if any, voting as a single class, and any existing Default or Event of Default with respect to any series of Notes or compliance with any provision of the Indenture or the Notes of any series or the Note Guarantees with respect to any series of Notes or the Escrow Agreement for any series of Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of each series affected thereby including Additional
A-II-7

Notes of such series, if any, voting as a single class. Without the consent of any Holder of Notes, the Indenture, the Notes of any series or the Note Guarantees with respect to any series of Notes or the Escrow Agreement for any series of Notes may be amended or supplemented for certain purposes set forth in the Indenture.
(12)    DEFAULTS AND REMEDIES. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, the principal of, and accrued and unpaid interest, if any, on, all outstanding 2029 Notes will become due and payable immediately without further action or notice. If any other Event of Default with respect to the 2029 Notes occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding 2029 Notes may declare the principal of, and accrued and unpaid interest, if any, on, all outstanding 2029 Notes to be due and payable immediately. Holders may not enforce the Indenture or the 2029 Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then-outstanding 2029 Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders of the 2029 Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, on, and interest, if any, on the 2029 Notes) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then-outstanding 2029 Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium, if any, on, or interest, if any, on, the 2029 Notes (including in connection with an offer to purchase any 2029 Notes). The Issuer is required to deliver to the Trustee annually an Officers’ Certificate regarding compliance with the Indenture, and the Issuer is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a written statement specifying such Default or Event of Default.
(13)    TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
(14)    NO RECOURSE AGAINST OTHERS. No director, manager, officer, member, partner, employee, incorporator or other owner of Capital Stock of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the 2029 Notes, the Indenture, the Note Guarantees with respect to the 2029 Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2029 Notes by accepting a 2029 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2029 Notes.
(15)    AUTHENTICATION. This 2029 Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

A-II-8

(16)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(17)    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2029 Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 2029 Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
(18)    GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS 2026 NOTE AND THE NOTE GUARANTEES WITH RESPECT TO THIS 2029 NOTE.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma, Oklahoma 73118
73154-0496
A-II-9

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date: _________________	Your signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-II-10

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this 2029 Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:
☐ Section 4.10                ☐ Section 4.15
If you want to elect to have only part of the 2029 Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$ ____________________

Date: _________________	Your signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
A-II-11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*    This schedule should be included only if the Note is issued in global form.
A-II-12

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
[Chesapeake Escrow Issuer LLC]18
6100 North Western Avenue
Oklahoma, Oklahoma 73118
73154-0496

Deutsche Bank Trust Company Americas
Transfer Unit – Operations
Deutsche Bank Trust Company Americas
c/o DB Services Americas, Inc.
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256
Attn: Transfer Department

Re:    [5.500% Senior Notes due 2026/5.875% Senior Notes due 2029]
Reference is hereby made to the Indenture, dated as of February 5, 2021 (the “Indenture”), among [Chesapeake Escrow Issuer LLC, a Delaware limited liability company (the “Company” or the “Issuer”),]19 the Guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
[●], (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ [●] in such Note[s] or interests (the “Transfer”), to [●] (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private
1 To be used before the Completion Date.
2 To be used before the Completion Date.

Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)    ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
OR
(b)    ☐ such Transfer is being effected to the Company or a subsidiary thereof;
OR
(c)    ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)    ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)    ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)    ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit.

[Insert Name of Transferor]

By:
Name:
Title:
Dated: ________________________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK (a) OR (b)]
(a)    [I a beneficial interest in the [CHECK (i), (ii) OR (iii)]:
(i)    [I 144A Global Note (CUSIP [•]),
(ii)    [I Regulation S Temporary Global Note (CUSIP [•]), or
(iii)    [I Regulation S Permanent Global Note (CUSIP [•]); or
(b)    [I a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK (a), (b) OR (c)]
(a)    [I a beneficial interest in the [CHECK (i), (ii) OR (iii)]:
(i)    [I 144A Global Note (CUSIP [•]), or
(ii)    [I Regulation S Global Note (CUSIP [•]), or
(iii)    [I Unrestricted Global Note (CUSIP [•]) or
(b)    [I a Restricted Definitive Note; or
(c)    [I an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE

[Chesapeake Escrow Issuer LLC]20
6100 North Western Avenue
Oklahoma, Oklahoma 73118
73154-0496

Deutsche Bank Trust Company Americas
Transfer Unit – Operations
Deutsche Bank Trust Company Americas
c/o DB Services Americas, Inc.
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256
Attn: Transfer Department

Re:    [5.500% Senior Notes due 2026/5.875% Senior Notes due 2029]
(CUSIP [●])
Reference is hereby made to the Indenture, dated as of February 5, 2021 (the “Indenture”), among [Chesapeake Escrow Issuer LLC, a Delaware limited liability company] (the “Company” or the “Issuer”), the Guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
[●], (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ [●] in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted
20 To be used before the Completion Date.

Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c)    ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d)    ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial inte re s t in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, Eli Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit.

[Insert Name of Transferor]

By:
Name:
Title:
Dated: ________________________________

EXHIBIT D
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of             among                (the “Guaranteeing Subsidiary”), a subsidiary of Chesapeake Energy Corporation, an Oklahoma corporation (the “Company” or the “Issuer”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 5, 2021, providing for the issuance of 5.500% Senior Notes due February 1, 2026 (the “2026 Notes” and of 5.875% Senior Notes due February 1, 2029 (the “2029 Notes” and, together with the 2026 Notes, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes;.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the other Guarantors, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes of each series as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee for each series of Notes and in the Indenture including but not limited to Article 10 thereof.
3.    NO RECOURSE AGAINST OTHERS. No director, manager, officer, member, partner, employee, incorporator or unitholder or other owner of Capital Stock of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5.    NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
6.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
7.    EFFECT OF HEADINGS. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.
8.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the other Guarantors and the Issuer.
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: ___________________________

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

CHESAPEAKE ENERGY CORPORATION

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

D-2

DEUTSCHE BANK TRUST COMPANY AMERICAS, As Trustee

By:
Name:
Title:

By:
Name:
Title:

D-3

EXHIBIT E
[FORM OF FIRST SUPPLEMENTAL
INDENTURE
TO BE DELIVERED BY THE PERMANENT
ISSUER AND THE GUARANTORS ON THE
COMPLETION DATE]

First Supplemental Indenture (this “First Supplemental Indenture”), dated as of February [_], 2021 among Chesapeake Energy Corporation, an Oklahoma corporation (the “Company” or the “Permanent Issuer”), the parties that are signatories hereto as Guarantors (each, a “Guaranteeing Subsidiary”) and Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “Trustee”).
W I T N E S S E T H:
WHEREAS, Chesapeake Escrow Issuer LLC (the “Escrow Issuer”) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 5, 2021, providing for the issuance of 5.500% Senior Notes due February 1, 2029 (the “2026 Notes” and of 5.875% Senior Notes due February 1, 2029 (the “2029 Notes” and, together with the 2026 Notes, the “Notes”);
WHEREAS, on the date hereof, the Escrow Issuer has merged with and into the Permanent Issuer, with the Permanent Issuer as the surviving corporation;
WHEREAS, the parties hereto desire to enter into this First Supplemental Indenture to evidence the assumption by the Permanent Issuer of all the payment and other obligations of the Escrow Issuer under the Notes and the Indenture on the Completion Date;
WHEREAS, the Indenture provides that upon the Completion Date each of the Permanent Issuer and each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture and become parties to the Indenture and pursuant to which the Permanent Issuer shall assume all of the obligations of the Escrow Issuer under the Notes and the Indenture, as applicable, and each Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis with the other Guaranteeing Subsidiaries, all of the Permanent Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”);
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Permanent Issuer and the Guarantors are authorized to execute and deliver this First Supplemental Indenture without the consent of Holders of the Notes;
WHEREAS, each of the Permanent Issuer and the Guarantors has been duly authorized to enter into this First Supplemental Indenture; and

E-1

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this First Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes of each series as follows:
ARTICLE I
DEFINITIONS
Section 1.1. Defined Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.
ARTICLE II
ASSUMPTION AND AGREEMENTS
Section 2.1. Assumption of Obligations. The Permanent Issuer hereby agrees, as of the date hereof, to assume, to be bound by and to be liable, as a primary obligor and not as a guarantor or surety, with respect to, any and all payment obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture and all other obligations of the Permanent Issuer under the Indenture.
ARTICLE III
AGREEMENT TO BE BOUND, GUARANTEE
Section 3.1. Agreement to be Bound. Each Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.
Section 3.2. Guarantee. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee for each series of Notes and in the Indenture including but not limited to Article 10 thereof.
ARTICLE IV
MISCELLANEOUS
Section 4.1. Notices. All notices and other communications to the Permanent Issuer and the Guarantors shall be given as provided in the Indenture to the Permanent Issuer and the Guarantors.
Section 4.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this First Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 4.3. Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
Section 4.4. Execution and Delivery. (a) The Permanent Issuer agrees that its assumption of all of the payment obligations under the Notes and the Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such assumption of all of the payment obligations under the Notes and the Indenture on the Notes.
(b) Each Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.
Section 4.5. No Recourse Against Others. No director, manager, officer, member, partner, employee, incorporator or unitholder or other owner of Capital Stock of the Permanent Issuer or any Guarantor, as such, will have any liability for any obligations of the Permanent Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 4.6. Governing Law. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE.
Section 4.7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 4.8. Headings. The headings of the Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 4.9. The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this First Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.
Section 4.10. Benefits Acknowledged. (a) The Permanent Issuer’s assumption of all of the payment obligations under the Notes and the Indenture is subject to the terms and conditions set forth in the Indenture. The Permanent Issuer acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this First Supplemental Indenture and that its assumption of all of the payment obligations under the Notes and the Indenture and the waivers made by them pursuant to this First Supplemental Indenture are knowingly made in contemplation of such benefits.

(b) Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this First Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.
Section 4.11. Successors. All agreements of the Permanent Issuer and the Guarantors in this First Supplemental Indenture shall bind their Successors, except as otherwise provided in this First Supplemental Indenture. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.
Section 4.12. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

Chesapeake Energy Corporation as Permanent Issuer

By:
Name:
Title:

[GUARANTOR], as a Guarantor

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, As Trustee

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT F
Form of Special Mandatory Redemption Notice
NOTICE OF SPECIAL MANDATORY REDEMPTION
TO THE HOLDERS OF
[5.500% SENIOR NOTES DUE 2026/5.875% SENIOR NOTES DUE 2029]
CHESAPEAKE ESCROW ISSUER LLC
(CUSIP No. [_])

NOTICE IS HEREBY GIVEN that Chesapeake Escrow Issuer LLC, a Delaware limited liability company (the “Issuer”), pursuant to the Indenture, dated as of February 5, 2021, providing for the issuance of 5.500% Senior Notes due February 1, 2026 (the “2026 Notes” and of 5.875% Senior Notes due February 1, 2029 (the “2029 Notes”), shall redeem all of its outstanding [2026 Notes/2029 Notes] on [    ], 202[  ] (the “Special Mandatory Redemption Date”) pursuant to Section 3.10 of the Indenture. The redemption price for each Note will be $1,000 per $1,000 principal amount thereof, plus accrued and unpaid interest thereon from the Issue Date to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”). Capitalized terms used herein (but otherwise not defined) shall have such meanings as set forth in the Indenture.
The Indenture provides that upon the deposit of funds sufficient to pay the Special Mandatory Redemption Price in respect of the Notes to be redeemed on the Special Mandatory Redemption Date with the Trustee prior to 11:00 a.m. New York City time on such date, interest will cease to accrue on the Notes.
In order to receive the redemption payment, the Notes called for redemption must be surrendered for payment at the following location of Wilmington Trust, National Association, the Trustee and Paying Agent. Notes to be redeemed must be surrendered for payment: (a) in book-entry form by transferring the Notes to be redeemed to the Trustee’s account at The Depository Trust Company (“DTC”) in accordance with DTC’s procedures; or (b) by delivering the Notes to be redeemed to the Trustee at:
Deutsche Bank Trust Company Americas
Trust and Agency Services
60 Wall Street, 24th Floor
Mail Stop: NYC60-2405
New York, New York 10005
USA
Attn: Corporates Team, Chesapeake Energy, Deal ID SF4180
Facsimile: (732) 578-4635
Email Address: chris.niesz@db.com

F-1

The method of delivery of the Notes is at the election and risk of the Holder. If delivered by mail, certified or registered mail, properly insured, is recommended.
No representation is being made as to the correctness of the CUSIP numbers either as printed on the Notes or as contained in this notice. Holders should rely only on the other identification numbers printed on the Notes.
IMPORTANT NOTICE
For Holders of Notes who have not established an exemption, payments made upon the redemption of the Notes may be subject to U.S. federal withholding of 24 % of the payments to be made, as and to the extent required by the provisions of the U.S. Internal Revenue Code. To establish an exemption from such withholding, Holders of Notes should submit a completed and signed Internal Revenue Service Form W-9 (or applicable Form W-8) when surrendering their Notes for payment.
Date:    [                              ], 2021
By:    [CHESAPEAKE ESCROW ISSUER LLC/DEUTSCHE BANK TRUST COMPANY AMERICAS]
F-2